EXECUTION VERSION

XERIUM TECHNOLOGIES, INC.
9.500% SENIOR SECURED NOTES DUE 2021
______________________________
INDENTURE
DATED AS OF AUGUST 9, 2016
______________________________
U.S. BANK NATIONAL ASSOCIATION
as Trustee and Collateral Agent

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TIA Section Reference	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06, 13.02
(d)	N.A.
314(a)	4.03, 4.04
(a)(4)	13.05
(b)	12.02
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	12.03
(e)	13.05
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	2.16
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.

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N.A. means Not Applicable.
Note: This Cross-Reference Table will not, for any purpose, be deemed to be part of this Indenture.

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EXHIBIT A	Form of Note

EXHIBIT B	Form of Certificate of Transfer

EXHIBIT C	Form of Certificate of Exchange

EXHIBIT D	Form of Certificate To Be Delivered In Connection With Transfers To Non-QIB Accredited Investors

EXHIBIT E	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

EXHIBIT F	Form of Landlord Personal Property Collateral Access Agreement

EXHIBIT G	Form of Mortgage

EXHIBIT H	Form of Pledge and Security Agreement

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This INDENTURE dated as of August 9, 2016, is by and among XERIUM TECHNOLOGIES, INC., a Delaware corporation, each Guarantor listed on the signature pages hereto, and U.S. BANK NATIONAL ASSOCIATION, as trustee and collateral agent.
The Company, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9.500% Senior Secured Notes due 2021 issued under this Indenture:

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ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.    Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
“144A Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee initially issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.
“ABL Credit Agreement” means the Revolving Credit and Guaranty Agreement, dated November 3, 2015 (as amended, restated, supplemented or otherwise modified through the Issue Date), among the Company, Xerium Canada Inc., Huyck.Wangner Germany GmbH, Robec Walzen GmbH and Stowe Woodward Aktiengesellschaft, as borrowers, the other borrowers party thereto, the various banks and other financial institutions from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent and J.P. Morgan Europe Limited, as European administrative agent and as European collateral agent as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time.
“ABL Lender” has the meaning set forth in the Intercreditor Agreement.
“ABL Obligations” has the meaning set forth in the Intercreditor Agreement.
“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
“Accession Agreement” means an accession agreement, if any, to the Pledge and Security Agreement, substantially in the form of Exhibit C thereto, entered into by the Company, the Guarantors, the agent, trustee or other representative for the holders of any Pari Passu Indebtedness and the Collateral Agent.
“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under the Securities Act.
“Acquired Debt” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person (or that is otherwise assumed in connection with an acquisition), whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person being acquired, merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
(2)    Indebtedness of another Person secured by a Lien encumbering any asset acquired by such specified Person.

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“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.
“Additional Notes” means any Notes (other than Initial Notes, Exchange Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06) issued under this Indenture in accordance with Sections 2.02, 2.15, 4.09 and 4.11, as part of the same series as the Initial Notes or as an additional series.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“AI Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee initially issued in a denomination equal $0.
“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
(1)    1.0% of the principal amount of the Note; or
(2)    the excess of:
(a)    the present value at such redemption date of (i) the redemption price of the Note at August 15, 2018 (such redemption price being set forth in the table appearing in Section 3.07(a)) plus (ii) all required payments of interest and Additional Interest, if any, due on the Note through August 15, 2018 (excluding accrued but unpaid interest and Additional Interest, if any, to such redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b)    the principal amount of the Note.
“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.
“Asset Sale” means:
(1)    the sale, conveyance or other disposition of any assets or rights (including by means of a sale and leaseback transaction); provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections 4.17 and 5.01 and not by the provisions of Section 4.12; and

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(2)    the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law).
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(1)    any single transaction (including the issuance of Equity Interests of any Restricted Subsidiary or the sale of Equity Interests of any Subsidiary) or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;
(2)    a transfer of assets between or among the Company and its Restricted Subsidiaries;
(3)    an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
(4)    the sale, lease, assignment, license or sublicense of inventory or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;
(5)    the sale or other disposition of cash or Cash Equivalents;
(6)    any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy, and the disposition of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;
(7)    leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;
(8)    licenses or sublicenses of patents, trademarks copyrights or other intellectual property in the ordinary course of business;
(9)    (i) a Restricted Payment that does not violate the provisions of Section 4.10 or (ii) a Permitted Investment;
(10)    to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;
(11)    any disposition of assets received by the Company or any Restricted Subsidiaries upon foreclosure on a Lien or receivables owing to the Company or any Restricted Subsidiaries for the purpose of collection of outstanding balances in the ordinary course consistent with past practice;
(12)    (i) sales and other dispositions of accounts receivable and related assets (or an undivided interest therein) pursuant to a Qualified Securitization Financing and (ii) sales or other dispositions in connection with any factoring agreements providing for the Company or any of its Subsidiaries to sell or otherwise dispose of any receivable on arm’s length terms for cash payable at the time of disposal;

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(13)    the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted under the provisions of Section 4.09;
(14)    any financing transaction with respect to property built or acquired by the Company or any of its Restricted Subsidiaries after the Issue Date, including sale and lease back transactions permitted by this Indenture;
(15)    sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and
(16)    any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.
“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.
“Bankruptcy Law” means the Bankruptcy Code and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar legal requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;

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(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person (including a business trust), the board of trustees or committee of such Person serving a similar function.
“Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day which is not a Legal Holiday.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity or trust, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including shares of beneficial interest;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1)    United States dollars and any foreign currency freely exchangeable into United States dollars and, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of its business;
(2)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof with maturities of one year or less from the date of acquisition;
(3)    certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated at least “A-1” or the equivalent thereof by Moody’s or S&P;

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(4)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified clause (3) above;
(5)    commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-2” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition;
(6)    investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (5) above;
(7)    readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of one year or less from the date of acquisition;
(8)    instruments equivalent to those referred to above denominated in Euros or any other foreign currency that are comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States; and
(9)    money market funds as defined in Rule 2a-7 of the General Rules and Regulations as promulgated under the Investment Company Act of 1940.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than to a Subsidiary of the Company;
(2)    the adoption of a plan relating to the liquidation or dissolution of the Company;
(3)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the then outstanding shares of Voting Stock of the Company, measured by voting power rather than number of shares, provided that, however, it is not a Change of Control if, pursuant to such transaction, all of the Voting Stock of the Company is changed into or exchanged for securities of a direct or indirect parent corporation that after such transaction owns all of the Capital Stock of the Company and no person is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such parent corporation; or
(4)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction remains outstanding and constitutes more than 50% of the then outstanding Voting Stock of the Company or is converted into

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or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting more than 50% of the then outstanding shares of Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).
“Change of Control Triggering Event” means (i) a Change of Control has occurred and (ii) the Notes are downgraded by either S&P or Moody’s on any date during the period commencing 60 days prior to the consummation of such Change of Control and ending 60 days following consummation of such Change of Control.
“Clearstream” means Clearstream Banking S.A. and any successor thereto.
“Code “ means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning assigned to it in the Collateral Documents.
“Collateral Agent” means U.S. Bank National Association, as collateral agent, until a successor collateral agent will have replaced it pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” will mean such successor Collateral Agent.
“Collateral Documents” means the Pledge and Security Agreement, Mortgages, the Landlord Consent and Estoppels, if any, the Landlord Personal Property Collateral Access Agreements, if any, collateral assignments, control agreements and related agreements executed and delivered by the Company or Guarantor (including financing statements under the Uniform Commercial Code of the relevant states), if any, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, to secure any Indenture Obligations and any Pari Passu Payment Lien Obligations or under which rights or remedies with respect to any such Lien are governed.
“Company” means Xerium Technologies, Inc., and any successor thereto.
“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)    an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
(2)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(3)    the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(4)    (i) depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and (ii) other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or

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reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus
(5)    any cash expenses or charges (other than depreciation or amortization expenses) related to the offering of these Notes, any offering of the Company’s capital stock, any Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges relating to the offering of the Notes and the amendment of the ABL Credit Agreement and (ii) any amendment or other modification of the Notes or any Credit Facility, in each case, to the extent such amount was deducted in computing such Consolidated Net Income; plus
(6)    expenses incurred as a result of the repurchase, redemption or retention by the Company of its common stock earned under equity compensation programs solely in order to make withholding tax payments; plus
(7)    to the extent such amounts were included in the computation of Consolidated Net Income, extraordinary, non-recurring or unusual losses or expenses, including, without limitation, recruiting, severance and restructuring costs or gains during such period, as determined in good faith by the Board of Directors of the Company, in each case, without regard to any limitations of Item 10(e) of Regulation S-K; minus
(8)    non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, including, but not limited to, (i) non-cash charges or gains resulting from the application of purchase accounting, including push-down accounting, (ii) non-cash expenses resulting from the granting of common stock, stock options, restricted stock or restricted stock unit awards under equity compensation programs solely with respect to common stock of the Company, and cash expenses for compensation mandatorily applied to purchase common stock of the Company and (iii) non-cash items related to a change in or adoption of accounting policies, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.
Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed, directly or indirectly, to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

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“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(1)    the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the specified Person or a Restricted Subsidiary of the Person (and if such Net Income is a loss it will be included only to the extent such loss has been funded with cash by such Person or a wholly-owned Subsidiary thereof in respect of such period);
(2)    solely for the purpose of determining the amount available for Restricted Payments pursuant to Section 4.10(a)(3)(A), the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than any loan agreement or similar agreement which restricts the payment of dividends or similar distributions upon the occurrence of or during the existence or continuance of a Default or Event of Default), unless such restrictions with respect to the payment of dividends or in similar distributions have been legally waived;
(3)    the cumulative effect of a change in accounting principles will be excluded;
(4)    any goodwill impairment charges pursuant to Financial Accounting Standards Board Statement No. 142 or any asset impairment charges pursuant to Financial Accounting Standards Board Statement No. 144 will be excluded; and
(5)    notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary (including, without limitation, the impact of any Hedging Obligations) will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.
“Consolidated Working Capital’’ means, with respect to any Person, at any date of determination, the excess of (a) the sum of all amounts (other than cash and cash equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries on such date other than the current portion of any long-term Indebtedness.
“Corporate Trust Office” will be at the address of the Trustee or the Collateral Agent, as applicable, specified in Article 13, or such other address as to which the Trustee or the Collateral Agent, as applicable, may give notice to the Holders and the Company.

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“Credit Facilities” means one or more debt facilities, indentures or other arrangements (including the ABL Credit Agreement) designated by the Company, in each case with one or more banks, other lenders or other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or the creation of any Liens in respect of such receivables in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” will include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.
“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10, in substantially the form of Exhibit A except that such Note will not bear the Global Note Legend and will not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.
“Designated Non-cash Consideration” means the non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate executed by the Chief Financial Officer, Controller or Treasurer of the Company setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

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“Disqualified Stock” means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.
“Domestic Subsidiary” means any Restricted Subsidiary of the Company that is not a Foreign Subsidiary.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.
“Excess Cash Flow” means, for any period, the excess of Consolidated EBITDA for such period adjusted as follows: (i) plus or minus, respectively, any net decrease or increase in the Consolidated Working Capital of the Company for such period; and (ii) minus the sum, without duplication, of (A) the aggregate amount of capital expenditures made in cash by the Company and its Restricted Subsidiaries during such period (other than any such capital expenditures made with proceeds of any Asset Sale (without giving effect to the threshold set forth in the definition thereof) pursuant to clause (2), (3) or (4) of the second paragraph under Section 4.12), (B) the aggregate amount of Fixed Charges expensed by the Company and its Restricted Subsidiaries during such period, (C) the aggregate amount (without duplication) of all income and franchise taxes expensed by the Company and its Restricted Subsidiaries during such period, (D) the aggregate amount of all permanent repayments in cash of principal obligations during such period under (i) Credit Facilities that are incurred pursuant to clause (1) of Section 4.09(b), and in the case of any such payment under any revolving credit facility, effect a concurrent corresponding permanent reduction in the availability under such revolving credit facility (other than repayments in cash of the principal amount of ABL Obligations that are outstanding on the Issue Date in an aggregate principal amount not exceeding $15.0 million), (ii) Existing Indebtedness that was incurred pursuant to clause (2) of Section 4.09(b), and (iii) Pari Passu Indebtedness at a price equal to or higher than 101.5% of the principal amount thereof (provided, that if the Company or any Restricted Subsidiary shall so repay Pari Passu Indebtedness, the Company will reduce principal obligations under the Notes on a pro rata basis by, at its option, (X) redeeming

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Notes as described under Section 3.07 and paragraph 5 of the Notes (other than any redemptions described in Section 3.07(c) or (d) or paragraph 5(c) or (d) of the Notes) or (Y)(I) purchasing Notes through open market purchases or tender offers (other than (1) repurchases made pursuant to any Change of Control Offers, Asset Sale Offers or Excess Cash Flow Offers), at a price as a percentage of the principal amount thereof equal to or higher than the price paid for such Pari Passu Indebtedness, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption or purchase and cancelling all such Notes so repurchased), (E) the aggregate amount of expenses described in clause (7) of the definition of the term “Consolidated EBITDA” that are expensed by the Company and its Restricted Subsidiaries during such period and (F) without duplication of other open market repurchases, tender offers or redemptions, the aggregate amount of all purchases of Notes required to be made during such period under clause (D)(iii) above. For purposes of calculating Excess Cash Flow, amounts denominated in currencies other than U.S. dollars shall be converted to the U.S. dollar equivalent thereof using the applicable exchange rate in effect on the Business Day of the actual conversion of such currency.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Notes” means notes issued in exchange for the Initial Notes or any Additional Notes pursuant to the Registration Rights Agreement.
“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
“Excluded Assets” has the meaning set forth in the Pledge and Security Agreement.
“Excluded Contribution” means net cash proceeds, marketable securities or the Fair Market Value of Qualified Proceeds, in each case received by the Company and its Restricted Subsidiaries from:
(1)    contributions to the Company’s common equity capital; and
(2)    the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 4.10(a)(3).
“Existing Indebtedness” means the Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the ABL Credit Agreement) in existence on the Issue Date, until such amounts are repaid.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. In the case of a transaction not exceeding $25.0 million, Fair Market Value may be determined in good faith by the Chief Financial Officer, Controller or Treasurer of the Company, and in the case of a transaction exceeding $25.0 million,

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Fair Market Value will be determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings, including working capital borrowings under Credit Facilities) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four fiscal quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four fiscal quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (either (a) in accordance with Regulation S-X or, (b) if not in accordance with Regulation S-X, constituting Pro Forma Cost Savings not to exceed $10.0 million in any four fiscal quarter reference period) as if they had occurred on the first day of the four fiscal quarter reference period;
(2)    the Consolidated EBITDA which is attributable to discontinued operations (as determined in accordance with GAAP), and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4)    any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four fiscal quarter reference period;
(5)    any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four fiscal quarter reference period; and

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(6)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (but taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of six months).
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations in accordance with GAAP and excluding amortization and write-offs of debt issuance costs), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates (excluding, for the avoidance of doubt, amounts due upon settlement of any such Hedging Obligations); plus
(2)    the consolidated interest expense of such Person and its Restricted Subsidiaries that was expensed or capitalized during such period; plus
(3)    all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person; plus
(4)    all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) of any series of Disqualified Stock.
“foreign subsidiary” means any Subsidiary of the Company that is not organized or created under the laws of the United States of America, any state thereof or the District of Columbia.
“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is a foreign subsidiary.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case which are in effect on the Issue Date.
“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means the global Notes in the form of Exhibit A issued in accordance with Article 2.

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“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). The term “guarantee” used as a verb has a corresponding meaning.
“Guarantor” means each Subsidiary of the Company that executes this Indenture on the Issue Date as a guarantor in accordance with the provisions of this Indenture and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of this Indenture and the successors and assigns thereof, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates (including, without limitation, foreign currency futures and options, currency swaps, currency forwards and related interest rate swaps and/or forwards) or commodity prices (including, without limitation, commodity futures, swaps or options) or energy prices (including forwards and swaps).
“Holder” means the Person in whose name a Note is registered on the Registrar’s books.
“Immaterial Subsidiary” means each Subsidiary of the Company so designated by the Company; provided, however, that (i) each such Subsidiary has operations that generated Consolidated EBITDA not exceeding $1,000,000 for the most recently completed fiscal year and (ii) each such Subsidiary had total assets as of the end of the most recently completed fiscal year the aggregate value of which was equal to or less than 1.0% of the Total Assets of the Company; provided further, however, that at no time will (x) the aggregate total amount of Consolidated EBITDA generated by all Immaterial Subsidiaries for the most recently completed fiscal year exceed $5,000,000 or (y) the aggregate value of the total assets of all Immaterial Subsidiaries as of the end of the most recently completed fiscal year exceed 5.0% of the Total Assets of the Company; in each case, calculated on a consolidated basis in accordance with GAAP; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it (i) directly or indirectly, guarantees or otherwise provides direct credit support for any Obligations of the Company or any Guarantor or (ii) is a borrower or a guarantor under any Credit Facility or any Pari Passu Payment Lien Document.

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“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any balance that constitutes an accrual of expenses or trade payable; or
(6)    representing any Hedging Obligations (the amount of any such Hedging Obligations to be equal at any time to the termination value of the agreement or arrangement giving rise to such Hedging Obligations that would be payable by such Person at such time);
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.
In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided, however, that the amount of Indebtedness attributable to such Person will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person and (ii) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.
The amount of any Indebtedness outstanding as of any date will be:
(1)    the accreted value thereof, in the case of any Indebtedness issued with original discount; and
(2)    the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9.
“Indenture Documents” means this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

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“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of a Person’s creditors generally or any substantial portion of a Person’s creditors; in each case covered by clauses (a) and (b) undertaken under any Bankruptcy Laws.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, made by JPMorgan Chase Bank, N.A., as ABL Agent for the ABL Secured Parties, and U.S. Bank National Association, as Collateral Agent, and acknowledged by the Company and the Guarantors, as may be amended, supplemented or otherwise modified from time to time.
“Initial Notes” means $480.0 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.
“Interest Payment Dates” will have the meaning set forth in paragraph 1 of each Note.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.10. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person. Notwithstanding anything to the contrary in this Indenture, the Fair Market Value of any tangible asset or property of the Company or any Guarantor that constitutes, or under this Indenture or any Collateral Document is required to constitute, Collateral that is relocated outside of the United States to a foreign jurisdiction (each such asset, a “Relocated Asset”) shall be deemed to be an Investment by the Company or such Guarantor, as the case may be, in a Foreign Subsidiary that is not a Guarantor. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issue Date” means August 9, 2016.
“Landlord Consent and Estoppel” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Company or the Guarantor that is the tenant thereof, such Landlord Consent and Estoppel to be in form acceptable to

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the Collateral Agent in its reasonable discretion, but in any event sufficient for the Collateral Agent to obtain a title policy with respect to such Mortgage as contemplated under clause (2) of Section 4.21(a).
“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit F with such amendments or modifications thereto (or such other form) that may be commercially reasonable.
“Leasehold Property” means any leasehold or subleasehold interest of the Company or any Guarantor as lessee or sublessee, respectively, under any lease or sublease of real property.
“Legal Holiday” means a Saturday, a Sunday or any day on which commercial banking institutions are not required to be open in the State of New York or the location of the Corporate Trust Office. If a payment date is a Legal Holiday at a place of payment, payment may be made on the next succeeding day that is not a Legal Holiday.
“Letter of Transmittal” means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with a Registered Exchange Offer.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, however, that in no event will an operating lease be deemed a lien.
“Material Real Estate Asset” means (a) any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the terms of the lease or sublease are less than $500,000 per annum (unless such lease or sublease is a ground lease), in each case, located in the United States.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Mortgage” means a Mortgage substantially in the form of Exhibit G, with such changes thereto (or such other form) as may be commercially reasonable.
“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:
(1)    any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:
(a)    any Asset Sale; or

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(b)    the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;
(1)    any extraordinary gain, together with any related provision for taxes on such extraordinary gain;
(2)    any foreign exchange gain (loss) on Indebtedness; and
(3)    any marked to market gain (loss) whether realized or accrued, without duplication, on Hedging Obligations.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility or Pari Passu Payment Lien Document, secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries:
(1)    provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);
(2)    is directly or indirectly liable as a guarantor or otherwise; or
(3)    constitutes the lender.
“Note Guarantee” means the guarantee by each Guarantor of the Company’s obligations under the Notes and the other Indenture Documents, executed pursuant to the provisions of this Indenture.
“Notes Secured Parties” means, collectively, the Collateral Agent, the Trustee and the Holders of the Notes.
“Notes” means the 9.500% Senior Secured Notes due 2021 issued under this Indenture.
“Obligations” means any principal, interest (including Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the Offering Memorandum dated July 26, 2016, pursuant to which the Initial Notes were offered.

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“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, Controller, Treasurer, Secretary or any Vice President of the Company, or the equivalent officer of any Guarantor, as applicable.
“Officer’s Certificate” means a certificate signed by an Officer of the Company, who must be the principal executive officer, principal financial officer, controller, treasurer or principal accounting officer of the Company, and delivered to the Trustee and/or the Collateral Agent and which meets the applicable requirements of Section 13.05.
“Opinion of Counsel” means a written opinion, in form and substance reasonably satisfactory to the Trustee and/or the Collateral Agent, from legal counsel who is acceptable to the Trustee and/or the Collateral Agent and which meets the applicable requirements of Section 13.05. The counsel may be an employee of or counsel to the Company or the Trustee and/or the Collateral Agent.
“Pari Passu Indebtedness” means any Indebtedness (other than any Indebtedness evidenced by an Additional Note or related Note Guarantee) issued by the Company (1) that is permitted to be incurred under Section 4.09, (2) that is secured on a pari passu basis with the Notes and the Note Guarantees, as applicable, by a Permitted Lien described in clause (25) of the definition thereof, and (3) the aggregate principal amount of which does not at any time exceed the Pari Passu Indebtedness Cap Amount; provided that (i) such Indebtedness is so designated as Pari Passu Indebtedness in an Officer’s Certificate delivered to the Collateral Agent and (ii) an authorized representative of the holders of such Indebtedness shall have executed and delivered a Supplement to the Intercreditor Agreement, substantially in the form of Annex A to the Intercreditor Agreement, and an Accession Agreement.
“Pari Passu Indebtedness Cap Amount” means the sum of the aggregate principal amount of Pari Passu Indebtedness incurred after the Issue Date that are expressly permitted to be incurred and secured under the ABL Credit Agreement and this Indenture.
“Pari Passu Payment Lien Documents” means any loan agreement, indenture or other instrument that evidences or governs any Pari Passu Indebtedness and all other related documents identified in a supplement to the Intercreditor Agreement.
“Pari Passu Payment Lien Obligations” means:
(1)    all Obligations (including Post-Petition Interest) outstanding under the Pari Passu Payment Lien Documents; and
(2)    notwithstanding the foregoing, if Indebtedness for borrowed money constituting principal outstanding under the Pari Passu Payment Lien Documents is in excess of the Pari Passu Indebtedness Cap Amount, then only that portion of such Indebtedness equal to the Pari Passu Indebtedness Cap Amount shall be included in Pari Passu Payment Lien Obligations and shall be unsecured to the extent of such excess and interest with respect to such Indebtedness shall only constitute Pari Passu Payment Lien Obligations to the extent related to such Indebtedness included in the Pari Passu Payment Lien Obligations.

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“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, will include Euroclear and Clearstream.
“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Permitted Business or a combination of such assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents constituting Net Proceeds received must be applied in accordance with Section 4.12.
“Permitted Business” means any business conducted (as described in the Offering Memorandum) by the Company and its Restricted Subsidiaries on the Issue Date and any business (whether conducted by the Company, a Restricted Subsidiary or an Unrestricted Subsidiary) reasonably related thereto, ancillary or complementary to reasonable extensions thereof.
“Permitted Investments” means:
(1)    (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor and (b) any Investment by a Restricted Subsidiary of the Company that is not a Guarantor in another Restricted Subsidiary of the Company that is not a Guarantor;
(2)    any Investment in Cash Equivalents;
(3)    any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
(a)    such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or
(b)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;
(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12;
(5)    any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or out of the net proceeds of an issue or sale of Equity Interests of the Company (other than Disqualified Stock) so long as such acquisition occurs within 60 days thereafter;
(6)    any Investments received in compromise or resolution of:
(a)    obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or
(b)    litigation, arbitration or other disputes;

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(7)    Investments represented by Hedging Obligations;
(8)    loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;
(9)    extensions of trade credit or advances to customers and/or suppliers on commercially reasonable terms in the ordinary course of business;
(10)    guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries issued in accordance with Section 4.09;
(11)    Investments resulting from payment of consolidated taxes that include Unrestricted Subsidiaries;
(12)    other Investments in any Person (other than an Affiliate of the Company that is not a Subsidiary of the Company) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed the greater of (x) $30.0 million and (y) 5.25% of Total Assets;
(13)    any Investment by the Company or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $15.0 million and (y) 2.50% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment will thereafter be deemed to have been made pursuant to clause (1) above and will cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;
(14)    Investments in or by a Subsidiary (including a Securitization Subsidiary) that, in the good faith determination of a majority of the members of the Board of Directors of the Company are necessary or advisable to effect (i) a Qualified Securitization Financing or (ii) any factoring agreement providing for the Company or any of its Subsidiaries to sell or otherwise dispose of any receivable on arm’s length terms for cash payable at the time of disposal;
(15)    Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;
(16)    Investments in any Restricted Subsidiary of the Company that is a Foreign Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other

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Investments made pursuant to this clause (16) that are at the time outstanding not to exceed the greater of (x) $30.0 million and (y) 5.25% of Total Assets (it being understood and agreed for the avoidance of doubt that for purposes of this clause (16), at any given time the amount of cash distributions, principal repayments and cash dividends received in respect of such Investment up to the value of such Investment used to calculate the aggregate amount of such Investments made pursuant to this clause (16), shall be netted against the outstanding aggregate amount of Investments made pursuant to this clause (16)); and
(17)    for the avoidance of doubt, any Investments existing on the Issue Date and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders of the Notes in any material respect).
“Permitted Liens” means:
(1)    Liens on assets of the Company or any of its Restricted Subsidiaries securing (a) Indebtedness and other Obligations under Credit Facilities described in clause (1) of the definition of the term Permitted Debt; (b) Hedging Obligations described in clause (8) of the definition of the term Permitted Debt, the counterparty of which is an ABL Lender (or an Affiliate thereof) or at the time of the incurrence thereof was an ABL Lender (or an Affiliate thereof), and (c) Indebtedness in respect of cash management services described in clause (14)(b) of the definition of Permitted Debt owing to an ABL Lender (or an Affiliate thereof) or at the time of the incurrence thereof was an ABL Lender (or an Affiliate thereof); provided, that such Liens are subject to the terms of the Intercreditor Agreement;
(2)    Liens in favor of the Company or any of its Restricted Subsidiaries;
(3)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with (or at the time the Capital Stock of such Person is acquired by) the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Company or the Subsidiary;
(4)    Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;
(5)    Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, letters of credit or other obligations of a like nature incurred in the ordinary course of business;

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(6)    Liens to secure Indebtedness (including Capital Lease Obligations and Attributable Debt) permitted by Section 4.09(b)(4) covering only the assets acquired with or financed by such Indebtedness;
(7)    Liens existing on the Issue Date or from contractual commitments existing on the Issue Date and replacements thereof, so long as the replacement Liens encumber only the assets subject to the Liens being replaced and the replacement Liens secure obligations in an amount no greater than the obligations secured by the Liens being replaced;
(8)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(9)    Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, banks’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;
(10)    Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness);
(11)    easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(12)    any (i) interest or title of a lessor or sublessor under any lease of real estate permitted under this Indenture, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;
(13)    Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(14)    purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or, for property located in foreign jurisdictions, the preparation and/or filing of functionally similar documents, relating solely to operating leases of personal property entered into in the ordinary course of business;
(15)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(16)    any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

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(17)    (i) licenses of patents, trademarks and other intellectual property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or such Subsidiary and (ii) leases or subleases granted by the Company of any of its Subsidiaries to third parties in respect of surplus property which is not fundamental to the operation of the business in the ordinary course; provided that such leases and subleases are on arms-length commercial terms;
(18)    any Liens arising by operation of law and any lien arising under customary retention of title arrangements (Eigentumsvorbehalt) in the ordinary course of business;
(19)    any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom the Company or any of its Subsidiaries maintains a banking relationship with a financial institution in Germany;
(20)    Liens created for the benefit of (or to secure) the Notes issued on the Issue Date and the Note Guarantees in respect thereof to be issued on the Issue Date (and any Notes and Note Guarantees issued in exchange for the Notes and Note Guarantees pursuant to the Registration Rights Agreement);
(21)    Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:
(a)    the new Lien will be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
(b)    the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
(22)    Liens securing Hedging Obligations made in the ordinary course of business and not for speculation; provided that such Hedging Obligations constitute Permitted Debt described under clause (8) of the definition thereof and the counterparties of which are not ABL Lenders (or Affiliates thereof) or at the time of the incurrence thereof were not ABL Lenders (or Affiliates thereof);
(23)    Liens with respect to obligations at any one time outstanding that do not exceed the greater of (x) $40.0 million and (y) 7.0% of Total Assets;
(24)    Liens on accounts receivable and related assets incurred pursuant to a Qualified Securitization Financing;
(25)    Liens securing (a) Indebtedness that is evidenced by Additional Notes and related Note Guarantees or (b) any other Indebtedness that was permitted to be incurred pursuant to Section

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4.09; provided that (i) the Total Leverage Ratio would have been no greater than 4.70 to 1.00, as determined on a pro forma basis after giving pro forma effect to the incurrence and application of the proceeds of such Indebtedness, and (ii) in the case of any such Indebtedness described under subclause (b) of this clause (25), the holders of such Indebtedness (or their designated representative or agent) shall have executed and delivered a supplement to the Intercreditor Agreement and an Accession Agreement to the Collateral Documents and (iii) such Liens shall be governed by, and subject to, the terms of each of the Intercreditor Agreement and the Collateral Documents; and
(26)    Liens to secure Permitted Debt described in clause (18) of the definition thereof; provided that any Lien securing such Permitted Debt may only attach to, be granted in respect of, or exist on, assets of Foreign Subsidiaries.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2)    such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
(3)    if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(4)    such Indebtedness is incurred either by the Company or by a Restricted Subsidiary; provided, however, that Permitted Refinancing Indebtedness will not include Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that renews, refunds, refinances, replaces, defeases or discharges Indebtedness of either the Company or a Guarantor.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Issue Date and substantially in the form of Exhibit H, made by the Company and the Guarantors in favor

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of the Collateral Agent for the benefit of the Notes Secured Parties, as may be amended, supplemented or otherwise modified from time to time.
“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to the Indenture Documents or any other Credit Document (as defined in the Intercreditor Agreement), continue to accrue after the commencement of any Insolvency Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under any Bankruptcy Law or in any such Insolvency Proceeding.
“Preferred Stock” means as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.
“Pro Forma Cost Savings” means, with respect to any four fiscal quarter reference period, the reduction in net costs and expenses that:
(1)    were actually implemented prior to the Calculation Date in connection with or as a result of an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that are supportable and quantifiable by the underlying accounting records; or
(2)    relate to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that the Company reasonably determines will actually be realized within 12 months of the date of the closing of the acquisition, Investment, disposition, merger, consolidation or discontinued operation or specified action.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business.
“Qualified Securitization Financing” means a financing transaction or series of financing transactions pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), and may grant a security interest in, accounts receivable of the Company or any of its Subsidiaries, and any assets related thereto (including without limitation collateral securing such accounts receivable, contracts and guarantees or other supporting obligations in respect of such accounts receivable, proceeds of such accounts receivable, and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable), provided that the Board of Directors of the Company will have determined in good faith that (i) the terms and conditions thereof, taken as a whole, are market terms and are economically fair and reasonable to the Company and the Securitization

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Subsidiary, and (ii) all sales and dispositions of accounts receivable and related assets to the Securitization Subsidiary pursuant thereto are to be made at fair market value.
“Real Estate Asset” means, at any time of determination, any right, title and interest (fee, leasehold or otherwise) then owned in fee, leasehold or otherwise held by the Company or any Guarantor in any real property.
“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.
“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes dated the Issue Date, among the Company, the Guarantors and Jefferies LLC, as representative for itself and Macquarie Capital (USA) Inc., as the initial purchasers.
“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S-K” means Regulation S-K promulgated under the Securities Act.
“Regulation S-X” means Regulation S-X promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be initially issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
“Resale Restriction Termination Date” means the date on which the Notes become freely tradeable due to the expiration of the applicable holding period with respect to restricted securities set forth in Rule 144 under the Securities Act.
“Responsible Officer,” when used with respect to the Trustee or the Collateral Agent, means any officer within the Corporate Trust Office (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.
“Restricted Global Notes” means the 144A Global Note, the AI Global Note and Regulation S Global Note.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

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“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its ratings agency business.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
“Securitization Subsidiary” means a wholly-owned Subsidiary of the Company (or another Person formed for the purpose of engaging in a Qualified Securitization Financing, in which the Company or any of its Subsidiaries makes an Investment and to which the Company or any of its Subsidiaries transfers accounts receivable and related assets), (i) which engages in no activities other than in connection with the financing of accounts receivable and related assets, and any business or activities incidental or related to such business, (ii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which are guaranteed by the Company or any of its Subsidiaries, (iii) with which neither the Company nor any of its other Subsidiaries has any material agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, (iv) as to which neither the Company nor any of its other Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or to cause such entity to achieve operating results, and (v) which is designated as a Securitization Subsidiary by the Board of Directors of the Company or such other Person. Any such designation by the Board of Directors of the Company or such other Person will be evidenced by filing with the Trustee a certified copy of the resolutions of such Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions.
“Shelf Registration Statement” means the registration statement relating to the registration of the Notes under Rule 415 of the Securities Act, as may be set forth in the Registration Rights Agreement.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date (or if such Indebtedness is incurred after the Issue Date, as of the date of such incurrence), and does not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

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“Subordinated Indebtedness” means, with respect to the Notes,
(1)    any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes; and
(2)    any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such entity.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees thereof the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership:
(a)    the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or
(b)    the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.
“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.
“Total Debt” means, with respect to the Company, on a consolidated basis on any date, the aggregate outstanding principal amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date.
“Total Leverage Ratio” means, with respect to the Company on any date, the ratio of (A) the excess of (I) Total Debt of the Company and its Restricted Subsidiaries as of such date over (II) the aggregate amount of unrestricted cash and Cash Equivalents held by the Company and its Restricted Subsidiaries on such date to (B) the Consolidated EBITDA of the Company for the four consecutive fiscal quarters ending on such date (or if such date is not the last day of a fiscal quarter of the Company, for the four consecutive fiscal quarters most recently ended); provided that Consolidated EBIDTA of the Company will be calculated in the manner contemplated by, and subject to the pro forma and other adjustments provided in, the definition of the term “Fixed Charge Coverage Ratio.”
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published

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in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2018; provided, however, that if the period from the redemption date to August 15, 2018, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means U.S. Bank National Association, as trustee, until a successor trustee will have replaced it pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” will mean such successor Trustee.
“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.
“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.
“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
(1)    has no Indebtedness other than Non-Recourse Debt;
(2)    except as permitted by Section 4.14, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that might reasonably be obtained at the time from Persons who are not Affiliates of the Company;
(3)    is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:
(a)    to subscribe for additional Equity Interests; or
(b)    to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, unless such guarantee or credit support is released upon such designation.

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“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying:
(a)    the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness; by
(b)    the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” means, with respect to any Person, a direct or indirect Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more other Wholly Owned Subsidiaries of such Person.

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Section 1.02.    Other Definitions.

Term	Defined in Section
“Acceptable Commitment” 4.12
“Affiliate Transaction” 4.14
“Asset Sale Offer” 3.09
“Authentication Order” 2.02
“Benefited Party” 10.01
“Calculation Date” 1.01
“Change of Control Offer” 4.17
“Change of Control Payment” 4.17
“Change of Control Payment Date” 4.17
“Covenant Defeasance” 8.03
“DTC” 2.03
“Event of Default” 6.01
“Excess Cash Flow Offer” 4.22 “Excess Cash Flow Offer Amount” 4.22 “Excess Cash Flow Offer Payment” 4.22 “Excess Cash Flow Offer Payment Date” 4.22 “Excess Proceeds” 4.12
“incur” 4.09
“Legal Defeasance” 8.02
“losses” 7.07
“Offer Amount” 3.09
“Offer Period” 3.09
“Paying Agent” 2.03
“Payment Default” 6.01
“Permitted Debt” 4.09
“Purchase Date” 3.09
“Purchase Price” 3.09
“Relocated Asset” 1.01 “Registrar” 2.03
“Restricted Payments” 4.10
“Security Register” 2.03
“Successor Company” 5.01
“Successor Person” 5.01
Section 1.03.    Incorporation by Reference of Trust Indenture Act.
(a)    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

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(b)    The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes and the Note Guarantees;
“indenture security holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.
(c)    All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or SEC rule, as applicable.
Section 1.04.    Rules of Construction.
(a)    Unless the context otherwise requires:
(i)    a term has the meaning assigned to it;
(ii)    an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
(iii)    “or” is not exclusive;
(iv)    words in the singular include the plural, and in the plural include the singular;
(v)    any reference in this instrument to “Article,” “Section,” “clause” or “Exhibit” is to the designated Article, Section, clause or exhibit of this Indenture;
(vi)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(vii)    “including” means “including without limitation;”
(viii)    provisions apply to successive events and transactions; and
(ix)    references to sections of or rules under the Securities Act, the Exchange Act or the TIA will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder.
ARTICLE 2

THE NOTES

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Section 2.01.    Form and Dating.
(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling.
(b)    Global Notes. Notes issued in global form will be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such aggregate principal amount of the outstanding Notes as will be specified therein and each will provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06
(c)    Book-Entry Provisions. This Section 2.01(c) will apply only to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants will have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary will be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

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(e)    Certificated Securities. The Company will exchange Global Notes for Definitive Notes if: (1) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary will no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company will not have appointed a successor Depositary within 120 days after the date of such notice, or (2) upon written request of a Holder if a Default or Event of Default will have occurred and be continuing.
Upon the occurrence of any of the events set forth in clauses (1) or (2) above, the Company will execute, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.
Section 2.02.    Execution and Authentication.
(a)    One Officer will execute the Notes on behalf of the Company by manual or facsimile signature.
(b)    If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note will nevertheless be valid.
(c)    A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
(d)    The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
(e)    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent will have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.
Section 2.03.    Registrar and Paying Agent.
(a)    The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register (the “Security Register”) of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(b)    The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
(c)    The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.
Section 2.04.    Paying Agent to Hold Money in Trust.
The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest and Additional Interest, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for such funds. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Section 6.01(g) or (h) relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05.    Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and will otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company will furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company will otherwise comply with TIA §312(a).
Section 2.06.    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
(i)    the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
(ii)    subject to any limitations imposed by the Depositary pursuant to its then-current practices, the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
(iii)    upon written request of a Holder if there has occurred and is continuing a Default or Event of Default with respect to the Notes.
Upon the occurrence of the events set forth in clauses (i), (ii) or (iii) above, Definitive Notes will be issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof and in such names as the Depositary will instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as provided for above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, will be authenticated and delivered in the form of, and will be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor”). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions will be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)    both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)    (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note will be registered to effect the transfer or exchange referred to in (B)(1) above.
Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) will be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee will adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
(iii)    Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (4) thereof; and
(B)    if the transferee will take delivery in the form of a beneficial interest in the AI Global Note, then (1) the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof or, if permitted by the Applicable Procedures, item (4) thereof and (2) the transferee must deliver a certificate in the form of Exhibit D; and
(C)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (3) thereof.
(iv)    Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:
(A)    such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C)    such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D)    the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (5) thereof;
and, in each such case set forth in this clause (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company will execute and, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.
(v)    Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.
(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.
(i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to an Accredited Investor in reliance on Rule 501(a) under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof (and provided that such transferee shall have provided to the Company and the Trustee a Certificate To Be Delivered In Connection With Transfers To Non-QIB Accredited Investors, in the form of Exhibit D);
(D)    if such beneficial interest is being transferred to a “Non-U.S. Person” in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (3) thereof;
(E)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (4)(a) thereof; or
(F)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (4)(b) thereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest will instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) will bear the Private Placement Legend and will be subject to all restrictions on transfer contained therein.
(ii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
(A)    such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by the Registration Rights Agreement that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C)    such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D)    the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (5) thereof;
and, in each such case set forth in this clause (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Company will execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee will reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.
(iii)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) will not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.
(i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;
(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to an Accredited Investor in reliance on Rule 501(a) under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof (and provided that such transferee shall have provided to the Company and the Trustee a Certificate To Be Delivered In Connection With Transfers To Non-QIB Accredited Investors, in the form of Exhibit E);
(D)    if such Restricted Definitive Note is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (3) thereof;
(E)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B, including the certifications in item (4)(a) thereof; or
(F)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (4)(b) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the AI Global Note and in the case of clause (D) above, the Regulation S Global Note.
(ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A)    such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C)    such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D)    the Registrar receives the following:
(1)    if the holder of such Restricted Definitive Notes proposes to exchange such Restricted Definitive Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or
(2)    if the holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who will take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (5) thereof;
and, in each such case set forth in this clause (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee will cancel such Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
(iv)    Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(i)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;
(B)    if the transfer will be made in reliance on Rule 501(a) under the Securities Act, then (1) the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof and (2) the transferee must deliver a certificate in the form of Exhibit D;
(C)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (3) thereof; and
(D)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications and certificates required by item (4) thereof, if applicable.
(ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
(A)    such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)    any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C)    any such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D)    the Registrar receives the following:
(1)    if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or
(2)    if the holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who will take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (5) thereof;
and, in each such case set forth in this clause (D), if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar will register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.
(f)    Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:
(i)    one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and
(ii)    Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.
Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.
(g)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(i)    Private Placement Legend.
(A)    Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) will bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT AND (3) REPRESENTS THAT EITHER (I) IT IS NOT ACQUIRING OR HOLDING SUCH NOTE OR AN INTEREST THEREIN WITH THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE OR (D) ENTITIES WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS,” PURSUANT TO 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OF SUCH EMPLOYEE BENEFIT PLANS OR PLANS OR OTHERWISE OR (II) ITS ACQUISITION AND HOLDING OF SUCH NOTE, THROUGHOUT THE PERIOD THAT IT HOLDS SUCH NOTE AND THE DISPOSITION OF SUCH NOTE OR AN INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAWS.”
(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d) (ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(ii)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)    General Provisions Relating to Transfers and Exchanges.
(i)    To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(ii)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.12, 4.17, 4.22 and 9.05 hereof).
(iii)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)    Neither the Registrar nor the Company will be required:
(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.
(vi)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest and Additional Interest, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company will be affected by notice to the contrary.
(vii)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(viii)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(ix)    The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.
(x)    Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the terms of this Indenture, the registration provisions of or exemptions from the Securities Act, applicable state securities laws or other applicable laws; provided that if an Opinion of Counsel or transfer certificate is specifically required by the express terms of this Section 2.06 to be delivered to the Trustee or the Registrar in connection with a transfer, the Trustee or the Registrar, as the case may be, shall be under a duty to receive the same. The Company shall provide prompt written notice to the Trustee of the occurrence of a Registered Exchange Offer, the occurrence of the Resale Restriction Termination Date and the expiration of the Distribution Compliance Period.
Section 2.07.    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note will provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder will reimburse the Company for its reasonable expenses in connection with such replacement.
Every replacement Note issued in accordance with this Section 2.07 will be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08.    Outstanding Notes.
(a)    The Notes outstanding at any time will be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note will not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company will be deemed not to be outstanding for purposes of Section 3.07(c).
(b)    If a Note is replaced pursuant to Section 2.07, it will cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.
(c)    If the principal amount of any Note is considered paid under Section 4.01, it will cease to be outstanding and interest and Additional Interest, if any, on it will cease to accrue.
(d)    If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a purchase date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest and Additional Interest, if any.
Section 2.09.    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the reasonable satisfaction of the Trustee that the pledgee is not the Company, a Guarantor or any obligor on the Notes or any Affiliate thereof.
Section 2.10.    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as will be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the temporary Notes will be exchangeable for Definitive Notes upon surrender of the temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.11.    Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Company, the Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws). Certification of the destruction of all cancelled Notes will be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12.    Defaulted Interest.
If the Company defaults in a payment of interest or Additional Interest, if any, on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest and Additional Interest, if any, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest and Additional Interest, if any, proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest and Additional Interest, if any. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.
Section 2.13.    CUSIP or ISIN Numbers.
The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee will use “CUSIP” and/or “ISIN” numbers in notices of redemption, Asset Sale Offers or Change of Control Offers as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption, Asset Sale Offer or Change of Control Offer and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption, Asset Sale Offer or Change of Control
Offer will not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.
Section 2.14.    Additional Interest.
If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, the Company will deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing will not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company will deliver to the Trustee an Officer’s Certificate setting forth the details of such payment.
Section 2.15.    Issuance of Additional Notes.
The Company will be entitled, subject to its compliance with Section 4.09 and 4.11, to issue Additional Notes under this Indenture which will have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under a related registration rights agreement, if any. The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and offers to purchase.
With respect to any Additional Notes, the Company will set forth in a Board Resolution (solely with respect to clause (a) of this Section 2.15) and an Officer’s Certificate, a copy of each of which will be delivered to the Trustee, the following information:
(a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(b)    the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and
(c)    whether such Additional Notes will be subject to the restrictions on transfer set forth in Section 2.06 relating to Restricted Global Notes and Restricted Definitive Notes.
Section 2.16.    Record Date.
The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture will be determined as provided for in Section 2.12, Section 9.02 and TIA §316(c), as applicable.
ARTICLE 3

REDEMPTION AND PREPAYMENT
Section 3.01.    Notices to Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it will furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officer’s Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption will occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price, if then ascertainable.
Section 3.02.    Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased at any time, the Trustee will select Notes for redemption or purchase:
(a)    if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
(b)    if the Notes are not so listed, on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate), by lot or by such other method required by law or depositary requirements.
In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. No Notes of $2,000 or less will be redeemed or purchased in part. Notes and portions of Notes selected for redemption or purchase will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder will be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03.    Notice of Redemption.
Subject to Section 3.09, at least 30 days but not more than 60 days prior to a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address appearing in the Security Register, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 or a satisfaction and discharge pursuant to Article 11.
The notice will identify the Notes to be redeemed and will state:
(a)    the redemption date;
(b)    the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price may be set forth in an Officer’s Certificate delivered to the Trustee prior to the redemption date;
(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in aggregate principal amount equal to the unredeemed portion of the original Note will be issued to the Holder upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;
(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)    that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
(g)    the applicable section of this Indenture or the Notes pursuant to which the Notes called for redemption are being redeemed;
(h)    that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes; and
(i)    if applicable, any condition to such redemption.
At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company will have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (or such shorter period allowed by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.
Section 3.04.    Effect of Notice of Redemption.
Except as provided for in Section 3.07(e), once a notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption will become irrevocably due and payable on the redemption date at the redemption price. If mailed in a manner herein provided, the notice shall be conclusively presumed to have been given, whether or not a Holder receives such notice. In any case, failure to give notice or any defect in such notice to any Holder shall not affect the validity of the proceedings for the redemption of any other Note.
Section 3.05.    Deposit of Redemption or Purchase Price.
On or prior to 11:00 a.m., New York City time, on the redemption or purchase date (or such later time of day to which the Trustee may reasonably agree), the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest and Additional Interest, if any, will cease to accrue on the Notes or the portions of Notes called for redemption or purchase, whether or not such Notes are presented for payment. If a Note is redeemed or purchased on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest and Additional Interest, if any, will be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest and Additional Interest, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
Section 3.06.    Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary only an authentication order in accordance with Section 2.02 and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.07.    Optional Redemption.
(a)    Except as set forth in clauses (b), (c) and (d) of this Section 3.07, the Notes will not be redeemable at the option of the Company prior to August 15, 2018. On and after August 15, 2018, the Company may redeem all or a part of the Notes, at once or over time, after giving the notice required pursuant to Section 3.03 upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest and Additional Interest, if any, on the relevant Interest Payment Date:

Year	Percentage
2018	104.750%
2019	102.375%
2020 and thereafter	100.000%
(b)    At any time prior to August 15, 2018, the Company may on any one or more occasions redeem all or any portion of the Notes after giving the notice required pursuant to Section 3.03 hereof upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the date of redemption, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest and Additional Interest, if any, on the relevant Interest Payment Date.
(c)    At any time prior to August 15, 2018, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes after giving the notice required pursuant to Section 3.03 hereof upon not less than 30 nor more than 60 days’ notice, at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of a sale of Capital Stock (other than Disqualified Stock or any Preferred Stock) of the Company, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest and Additional Interest, if any, on the relevant Interest Payment Date; provided that:
(1)    at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)    the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.
(d)    In the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described in Section 4.17) purchase all of the Notes held by such Holders in accordance with Section 4.17, the Company will have the right, after giving the notice required pursuant to Section 3.03 hereof upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described in Section 4.17, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus accrued and unpaid interest and Additional Interest, if any, on the Notes that remain outstanding, to the date of redemption, subject to the rights of holders of the Notes on the relevant regular record date to receive interest and Additional Interest, if any, due on the relevant Interest Payment Date that is on or prior to the applicable redemption date.
(e)    Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering of Capital Stock, other offering or other corporate transaction or event. In addition, if such redemption or notice in respect thereof is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the applicable redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by such redemption date, or by the redemption date so delayed. If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee and each Holder of the Notes in the same manner in which the notice of redemption was given prior to noon New York City time one Business Day prior to such redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed as provided in such notice.
(f)    Any redemption pursuant to this Section 3.07 will be made pursuant to the provisions of Sections 3.01 through 3.06.
Section 3.08.    Mandatory Redemption.
The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as set forth in Sections 3.09, 4.12, 4.17 and 4.22.
Section 3.09.    Offer To Purchase by Application of Excess Proceeds.
(a)    In the event that, pursuant to Section 4.12, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.
(b)    The Asset Sale Offer will be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
(c)    If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest or Additional Interest, if any, will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
(d)    Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
(1)    that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.12 and the length of time the Asset Sale Offer will remain open;
(2)    the Offer Amount, the purchase price and the Purchase Date;
(3)    that any Note not tendered or accepted for payment will continue to accrue interest and Additional Interest, if any;
(4)    that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest and Additional Interest, if any, after the Purchase Date;
(5)    that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof (so long as no Note of $2,000 or less will be purchased in part);
(6)    that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least two Business Days before the Purchase Date;
(7)    that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(8)    that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased; so long as no Note of $2,000 or less will be purchased in part);
(9)    that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and
(10)    any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.
(e)    On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than two Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that notwithstanding anything herein to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or deliver (or cause to be transferred) such new Note; and provided, further, each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.
(f)    Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 will be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
ARTICLE 4

COVENANTS
Section 4.01.    Payment of Notes.
The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest and Additional Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Interest, if any, then due. Such Paying Agent will return to the Company promptly, and in any event, no later than five Business Days following the date of payment, any money (including accrued interest and Additional Interest, if any) that exceeds such amount of principal, premium, if any, and interest and Additional Interest, if any, paid on the Notes. The Company will pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement, the Notes and this Indenture. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest or Additional Interest, if any, will accrue on such payment for the intervening period.
The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the then applicable rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.
Interest and Additional Interest, if any, will be computed on the basis of a 360-day year of twelve 30-day months.
Section 4.02.    Maintenance of Office or Agency.
(a)    The Company will maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate or agent of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company will fail to maintain any such required office or agency or will fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
(b)    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)    The Company hereby designates the Corporate Trust Office, as one such office, drop facility or agency of the Company in accordance with Section 2.03.
Section 4.03.    Reports.
(a)    Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will make available to the Trustee, the Holders of Notes, any Beneficial Owner of the Notes, prospective investors, securities analysts and market makers in the Notes (which requirement may be satisfied by filing with the SEC for public availability or posting on the Company’s website if the SEC will not accept such filings), within the time periods specified in the SEC’s rules and regulations:
(1)    all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and
(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. The Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing). The Company will at all times comply with TIA §314(a).
If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.
(b)    If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by clause (a) of this Section 4.03 will be accompanied by a reasonably detailed presentation, either on the face of the financial statements or in the notes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the consolidated financial condition and results of operations of the Unrestricted Subsidiaries of the Company, or the Company will make such presentation available to the Trustee and the Holders of Notes by posting such information to its website.
(c)    Within 10 Business Days after the dates that the reports described in clause (a) of this Section 4.03 are required to be delivered, the Company will participate in quarterly conference calls to discuss operating results and related matters, which conference calls shall be open to all Holders of Notes, Beneficial Owners of the Notes, prospective investors, securities analysts and market makers in the Notes to discuss such financial information. The Company will make available the details regarding such conference calls to the Trustee, the Holders of the Notes, the Beneficial Owners of the Notes, prospective investors, securities analysts and market makers in the Notes by posting such information on the Company’s website.
(d)    For so long as any Notes remain outstanding, if at any time the Company is not required to file with the SEC the reports required by paragraph (a) of this Section 4.03, the Company will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will be deemed to have provided such information to Holders, securities analysts and prospective investors if it has filed reports containing such information with the SEC via the EDGAR filing system and such reports are publicly available.
(e)    To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any default with respect thereto will be deemed to have been cured; provided that such cure will not otherwise affect the rights of Holders of the Notes if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and Additional Interest, if any, and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration has not been rescinded or cancelled prior to such cure.
(f)    Delivery of such reports, information and documents to the Trustee to the extent required hereunder is for informational purposes only, the Trustee has no duty or obligation to investigate further and the Trustee’s receipt of such reports, information or documents will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).
Section 4.04.    Compliance Certificate.
(a)    The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company, the Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default will have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
(b)    The Company will otherwise comply with TIA §314(a)(2).
(c)    The Company will deliver to the Trustee, within 10 Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
Section 4.05.    Taxes.
The Company will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 4.06.    Stay, Extension and Usury Laws.
The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07.    Corporate Existence.
Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Guarantor, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor and (ii) the material rights (charter and statutory), licenses and franchises of the Company and such Guarantors; provided, however, that the Company will not be required to preserve any such right, license or franchise of the Company or any Guarantor, or the corporate, partnership or other existence of any Guarantor, if the Company’s or such Guarantor’s Board of Directors will determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Guarantors, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.
Section 4.08.    Payments for Consent.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.09.    Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur “) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or Preferred Stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four fiscal quarter reference period; provided further that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to the Fixed Charge Coverage Ratio test under this paragraph, if after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to the Fixed Charge Coverage Ratio test under this paragraph in an aggregate amount of more than the greater of (x) $20.0 million and (y) 3.50% of Total Assets.
(b)    Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(1)    the incurrence by the Company and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities (and guarantees thereof) in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the excess of (x) the greater of (A) $55.0 million (or the foreign currency equivalent) denominated in U.S. dollars and (B) 9.50% of Total Assets over (y) the aggregate amount of permanent repayments of principal made under the Credit Facilities on or before such date with Excess Cash Flow (which, for the avoidance of doubt, shall be calculated and applied for purposes of this clause (y) at the time of determination of Excess Cash Flow in connection with any Excess Cash Flow Offer) and to the extent (A) such repayments resulted in a concurrent corresponding reduction in the lenders’ revolving commitments then outstanding under the Credit Facilities, (B) such repayments are deducted in the calculation of Excess Cash Flow used in determining the Excess Cash Flow Amount for such Excess Cash Flow Offer and (C) such repayments have not previously reduced the amount of this exception (provided that, for the avoidance of doubt, no repayments made as part of a refinancing in full of the Credit Facilities shall result in a deduction herefrom);
(2)    the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;
(3)    the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and Note Guarantees thereof to be issued on the Issue Date (and any Notes and Note Guarantees issued in exchange for the Notes and Note Guarantees pursuant to the Registration Rights Agreement);
(4)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Attributable Debt, Capital Lease Obligations, mortgage financings, project financing, or purchase money obligations, in each case (other than Attributable Debt), incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed at any time outstanding the greater of (x) $45.0 million and (y) 7.75% of Total Assets;
(5)    the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (5) or (12) of this Section 4.09(b);
(6)    the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
(a)    if the Company or a Restricted Subsidiary that is a Guarantor is the obligor on such Indebtedness and the payee thereof is a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes or the Note Guarantee of such Restricted Subsidiary that is a Guarantor, as the case may be; and
(b)    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)    the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that:
(a)    any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
(b)    any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);
(8)    the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations (which may, but need not be, under Credit Facilities) for the purpose of hedging risks associated with the operations of the Company and its Subsidiaries;
(9)    the guarantee by the Company or any of its Restricted Subsidiaries that is a Guarantor or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee will be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(10)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, surety, statutory, or appeal bonds in the ordinary course of business;
(11)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(12)    Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of or was otherwise acquired by the Company); provided, however, that for any such Indebtedness outstanding at any time under this clause (12), on the date that such Subsidiary is acquired by the Company, the Company would either (a) have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (b) have a Fixed Charge Coverage Ratio for the four-quarter period most recently ended on or prior to the date on which such acquisition had occurred after giving pro forma effect to such acquisition and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period greater than the Fixed Charge Coverage Ratio that the Company would have had for the same four-quarter period if such transaction had not occurred;
(13)    Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the acquisition or disposition of any assets or property or Capital Stock of a Restricted Subsidiary;
(14)    Indebtedness in respect of (a) netting services, overdraft protections and otherwise in connection with deposit accounts and (b) “US Cash Management Products and Services,” “Canadian Cash Management Products and Services” and “European Cash Management Products and Services” (each as defined in the ABL Credit Agreement (as in effect on the Issue Date));
(15)    the incurrence by (i) any Securitization Subsidiary of Indebtedness pursuant to a Qualified Securitization Financing or (ii) the Company or any of its Restricted Subsidiaries of Indebtedness under factoring agreements providing for the Company or any of its Subsidiaries to sell or otherwise dispose of any receivable on arm’s length terms for cash payable at the time of disposal, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed at any time outstanding the greater of (x) $50.0 million and (y) 8.50% of Total Assets;
(16)    the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (which may, but need not, be pursuant to Credit Facilities) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed the greater of (x) $40.0 million and (y) 7.0% of Total Assets;
(17)    Indebtedness of the Company or any Restricted Subsidiary of the Company supported by a letter of credit issued pursuant to a Credit Facility incurred under clause (1) of this Section 4.09(b) in a principal amount not in excess of the stated amount of such letter of credit; and
(18)    Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (18) which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (18), does not exceed the greater of (x) $20.0 million and (y) 3.50% of Total Assets.
(c)    Neither the Company nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or Note Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
(d)    For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.
(e)    For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Indenture, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 will not be or be deemed to be exceeded as a result of fluctuations in exchange rates or currency values.
(f)    The amount of any Indebtedness outstanding as of any date will be:
(1)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)    the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(a)    the Fair Market Value of such assets at the date of determination; and
(b)    the amount of the Indebtedness of the other Person.
Section 4.10.    Restricted Payments.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i)    declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);
(ii)    purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;
(iii)    make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is contractually subordinated to the Notes or any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof (other than the redemption, purchase, repurchase or other acquisition for value of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final Stated Maturity, in each case due within one year of the date of such redemption, purchase, repurchase or other acquisition); or
(iv)    make any Restricted Investment;
(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(1)    no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(2)    the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four fiscal quarter reference period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and
(3)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (12) of Section 4.10(b)), is less than the sum, without duplication, of:
(A)    50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(B)    100% of the aggregate net cash proceeds received by the Company since the Issue Date (i)    as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company including upon exercise of stock options whether issued before or after the Issue Date (other than Disqualified Stock or Excluded Contributions) or (ii) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus
(C)    100% of the aggregate amount received in cash and the Fair Market Value of property and marketable securities received by means of (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries after the Issue Date and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Company or its Restricted Subsidiaries or (ii) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary, in each case of (i) and (ii) not to exceed the lesser of (x) the initial amount treated as a Restricted Investment and (y) the cash return of capital with respect to such Restricted Investment; plus
(D)    to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary, or merged or consolidated into the Company or a Restricted Subsidiary, or assets of an Unrestricted Subsidiary are transferred to the Company or a Restricted Subsidiary, after the Issue Date, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus
(E)    an amount equal to the sum of the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary subsequent to the Issue Date.
(b)    The provisions of Section 4.10(a) will not prohibit (provided that with respect to clauses (5), (7), (9), (10) and (12) below, no Default has occurred and is continuing or would be caused thereby):
(1)    the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;
(2)    the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of Section 4.10(a);
(3)    the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(4)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests who are not Affiliates of the Company on a pro rata basis;
(5)    the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any employment agreement, equity subscription agreement, stock option agreement, shareholders’ agreement, stock option plan, other benefit plan or similar agreement or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10.0 million in any such calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of “key-man” life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date;
(6)    the repurchase of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights to the extent such Equity Interests represent a portion of the exercise price of those stock options or stock appreciation rights;
(7)    the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.09(a);
(8)    payments or distributions to shareholders exercising appraisal or discount rights pursuant to applicable law pursuant to or in connection with a merger, consolidation or transfer of all or substantially all of the Company and its Restricted Subsidiary assets that complies with the provisions of this Indenture;
(9)    in the event of a Change of Control Triggering Event, and if no Default or Event of Default will have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Note Guarantee of such Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such payment, purchase, redemption or defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made the Change of Control Offer with respect to the Notes and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;
(10)    in the event of an Asset Sale which requires the Company to make an Asset Sale Offer, and if no Default or Event of Default will have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Note Guarantee of such Guarantor, in each case, at a purchase price not greater than 100% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided that prior or contemporaneously with such payment, purchase, redemption or defeasance or other acquisition or retirement, the Company has made an Asset Sale Offer with respect to the Notes and has repurchased all Notes validly tendered and not withdrawn in connection with such Asset Sale Offer;
(11)    the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Capital Stock of the Company pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover practices; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights will not be for the purpose of evading the limitations of this Section 4.10 (as determined in good faith by the Board of Directors of the Company);
(12)    other Restricted Payments in an aggregate amount not to exceed $25.0 million since the Issue Date; and
(13)    Restricted Payments made with Excluded Contributions.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. If the Fair Market Value of any assets or securities that are required to be valued by this Section 4.10 exceeds $25.0 million, the Board of Directors’ determination of Fair Market Value must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing in the United States.
Section 4.11.    Liens.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.
Section 4.12.    Asset Sales.
The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)    the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (provided that Fair Market Value will be determined on the date of contractually agreeing to such Asset Sale); and
(2)    except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this clause (2), each of the following will be deemed to be cash:
(a)    Cash Equivalents;
(b)    any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from, or indemnifies the Company or such Restricted Subsidiary against, further liability;
(c)    any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;
(d)    any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this Section 4.12; and
(e)    any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (e) that is at that time outstanding, not to exceed the greater of (x) $20.0 million and (y) 3.5% of Total Assets.
Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:
(1)    to permanently repay or prepay (x) to the extent such Net Proceeds are attributable to an Asset Sale of assets that constitute ABL Priority Collateral, Indebtedness and other Obligations (or cash collateralize outstanding letters of credit with a corresponding reduction of commitments with respect thereto) under a Credit Facility that is incurred in compliance with clause (1) of Section 4.09(b) and secured by a Permitted Lien described in clause (1) of the definition thereof and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto or (y) to the extent such Net Proceeds are attributable to an Asset Sale of assets of a Restricted Subsidiary that is not a Guarantor, Indebtedness of a Restricted Subsidiary that is not a Guarantor;
(2)    to acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;
(3)    to make a capital expenditure; or
(4)    to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;
provided that in the case of clauses (2), (3) and (4) above, a legally binding commitment will be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such other Restricted Subsidiary applies such Net Proceeds within 180 days of entering into such commitment (an “Acceptable Commitment”); provided, further, that if any Acceptable Commitment is cancelled or terminated for any reason more than 365 days after the receipt of such Net Proceeds, then such Net Proceeds will constitute Excess Proceeds.
Pending the final application of any Net Proceeds, the Company or a Restricted Subsidiary may temporarily reduce revolving credit borrowings (under the Credit Facilities or otherwise) or otherwise invest the Net Proceeds in any manner that is not otherwise prohibited by this Indenture.
Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 4.12 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, within 30 days thereof, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of Pari Passu Indebtedness evidenced or governed by Pari Passu Payment Lien Documents containing provisions similar to those set forth in this Indenture with respect to mandatory prepayments and offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company (or the applicable agent for such Pari Passu Indebtedness) will select such Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.
Section 4.13.    Dividend And Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)    pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;
(2)    make loans or advances to the Company or any of its Restricted Subsidiaries; or
(3)    sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
(b)    The restrictions in Section 4.13(a) will not apply to encumbrances or restrictions existing under or by reason of:
(1)    agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are either (i) not materially less favorable, taken as a whole, to the Holders of the Notes than such encumbrances or restrictions contained in those agreements on the Issue Date or (ii) not materially more disadvantageous to the Holders of the Notes than in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;
(2)    the Indenture Documents;
(3)    applicable law, rule, regulation or order;
(4)    any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
(5)    customary non-assignment provisions in contracts, leases, joint venture agreements, licenses and similar agreements entered into in the ordinary course of business;
(6)    purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.13(a);
(7)    any agreement for the sale or other disposition of a Restricted Subsidiary or assets that restricts distributions by that Restricted Subsidiary or the transfer of the assets pending the sale or other disposition;
(8)    Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(9)    Liens permitted to be incurred under the provisions of Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens;
(10)    provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, Capital Stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets, or (in the case of Capital Stock sales) entities, that are the subject of such agreements;
(11)    agreements governing Indebtedness permitted to be incurred by Restricted Subsidiaries of the Company under the provisions of Section 4.09; provided that such agreements (except those agreements entered into pursuant to clauses (16) or (18) of the definition of “Permitted Debt”) are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing Credit Facilities as in effect on the Issue Date; and
(12)    encumbrances and restrictions applicable to a Securitization Subsidiary that in the good faith judgment of the Company are necessary or advisable to effect the transactions contemplated under a Qualified Securitization Financing.
Section 4.14.    Transactions with Affiliates.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $5.0 million, unless:
(1)    the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have reasonably been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
(2)    the Company delivers to the Trustee:
(a)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and
(b)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States.
(b)    The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.14(a):
(1)    any employment agreement, employee benefit plan, officer, trustee or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
(2)    transactions between or among the Company and/or its Restricted Subsidiaries;
(3)    transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(4)    payment of reasonable compensation or fees to directors, officers, employees, managers or consultants of the Company and its Restricted Subsidiaries;
(5)    payments or loans (or cancellation of loans) to employees or consultants of the Company, or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case of a payment, loan or cancellation exceeding $2.0 million, are approved by a majority of the disinterested members of the Board of Directors of the Company;
(6)    any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;
(7)    Restricted Payments that do not violate Section 4.10;
(8)    Permitted Investments that are permitted by the provisions of this Indenture;
(9)    provision of corporate-level administrative, marketing, tax, accounting, budgeting, treasury, finance, employee benefits, legal, risk management and other similar services for the benefit of Unrestricted Subsidiaries of the Company on substantially the same terms provided to Restricted Subsidiaries of the Company;
(10)    payment of consolidated taxes on behalf of Restricted Subsidiaries and Unrestricted Subsidiaries; provided, however, that any payment pursuant to this clause (10) with respect to the income of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Company or its Restricted Subsidiaries;
(11)    payment of sales agency, administration, management, license and other fees, reimbursement of expenses, and payment of interest, principal, dividends or other distributions, in each case from an Unrestricted Subsidiary to the Company or a Restricted Subsidiary to the Company;
(12)    sales or other dispositions of receivables in connection with any factoring agreements providing for the Company or any of its Subsidiaries to sell or otherwise dispose of any receivable on arm’s length terms for cash payable at the time of disposal;
(13)    any agreement in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders of the Notes when taken as a whole as compared to the applicable agreement as in effect on the Issue Date); and
(14)    any transaction effected as part of a Qualified Securitization Financing.
Section 4.15.    Limitation on Sale and Leaseback Transactions.
The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:
(1)    the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.11;
(2)    the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and
(3)    the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.12.
Section 4.16.    Designation of Restricted and Unrestricted Subsidiaries.
The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.10 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.10
If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such Section. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted by Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four fiscal quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
Section 4.17.    Repurchase at the Option of Holders Upon a Change of Control.
If a Change of Control Triggering Event occurs, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer on the terms set forth in this Indenture (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of notes on the relevant Regular Record Date to receive interest and Additional Interest, if any, due on the relevant Interest Payment Date. Within 30 days following any Change of Control Triggering Event, the Company will mail a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions and identifying the ratings decline that together constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. If mailed in a manner herein provided, the notice shall be conclusively presumed to have been given, whether or not a Holder receives such notice. In any case, failure to give notice or any defect in such notice to any Holder shall not affect the validity of the proceedings for the repurchase of any other Note. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.
On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The provisions described above that require the Company to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable.
The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given for all of the outstanding Notes pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price.
Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
Section 4.18.    Limitation on Issuances of Guarantees of Indebtedness.
The Company will not permit any of its Domestic Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company (except Permitted Liens) unless such Domestic Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the Notes by such Domestic Subsidiary, which guarantee will be senior to or pari passu with such Domestic Subsidiary’s guarantee of or pledge to secure such other Indebtedness.
Section 4.19.    Business Activities.
The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 4.20.    Note Guarantees.
If the Company or any of its Restricted Subsidiaries acquires or creates a Domestic Subsidiary that is a Wholly Owned Subsidiary after the Issue Date, then that newly acquired or created Domestic Subsidiary (other than a Securitization Subsidiary or an Immaterial Subsidiary) will become a Guarantor and (i) execute a supplemental indenture (in substantially the form set forth in Exhibit E) and joinder agreements or similar agreements with respect to the applicable Collateral Documents necessary in order to grant to the Collateral Agent for the benefit of the Holders of the Notes a security interest, subject to the Intercreditor Agreement and Permitted Liens, in substantially all of the assets (other than Excluded Assets) of such Domestic Subsidiary; (ii) take such actions necessary to perfect such security interest as may be required by the Collateral Documents (including the filing of a Uniform Commercial Code financing statement), as and when required thereby; (iii) cause the delivery to the Collateral Agent of the certificates, if any, representing all of the Equity Interests of such Domestic Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests; and (iv) deliver an Opinion of Counsel reasonably satisfactory to the Trustee and Collateral Agent that such supplemental indenture and any other documents required to be delivered, in each case, have been duly authorized, executed and delivered by such Domestic Subsidiary and constitute legally valid and binding and enforceable obligations of such Domestic Subsidiary and regarding the perfection of such Liens in the Collateral and Equity Interests of such Domestic Subsidiary as provided for in this Indenture or the Collateral Documents (in form and substance substantially consistent with the form of the Opinion of Counsel delivered on the Issue Date (subject to customary qualifications, exceptions and assumptions)) within 20 Business Days of the date on which it was acquired or created, except to the extent otherwise provided under Section 4.21 or the Pledge and Security Agreement. The Company may designate any Restricted Subsidiary as a Guarantor at any time.
Section 4.21.    Real Estate Mortgages and Filings.
(a)    With respect to any Material Real Estate Asset or any Real Estate Asset owned, leased or subleased on the Issue Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of the Collateral Agent, for the benefit of the Notes Secured Parties, the Company or the applicable Guarantor, as the case may be, shall use its commercially reasonable efforts to, within 120 days of the latest of (x) the Issue Date, (y) the date of the acquisition, leasing or subleasing thereof or (z) the date on which such Real Estate Asset became a Material Real Estate Asset, deliver to the Collateral Agent:
(1)    fully executed counterparts of Mortgages duly executed by the Company or such Guarantor, as the case may be, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against such Material Real Estate Asset purported to be covered thereby;
(2)    title insurance policies in favor of the Collateral Agent, for the ratable benefit of the Collateral Agent, the Trustee and the holders of the Notes in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens and including endorsements to such title insurance policies as commercially reasonable in similar transactions, including, but not limited to (to the extent available in the applicable State): ALTA 9 (Comprehensive), T-19 Comprehensive (for real property in the State of Texas), Land Same as Survey, Access, Separate Tax Lot, Contiguity, Subdivision, Usury, Environmental Protection Lien, Doing Business, Utilities Access, Mortgage Recording Tax, and Deletion of Arbitration;
(3)    with respect to each of the covered Material Real Estate Asset, the most recent survey of such Material Real Estate Asset, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company or such Guarantor, as the case may be, stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Company or such Guarantor, as the case may be, of such Material Real Estate Asset for the business of the Company or such Guarantor, as the case may be, as so conducted, or intended to be conducted, at such Material Real Estate Asset;
(4)    legal opinions addressed to the Collateral Agent and the Trustee from local counsel in the jurisdictions where such Material Real Estate Asset is located and the jurisdictions of formation of the Company or such Guarantor, as the case may be, entering into the relevant Mortgages, in each case, in form and substance reasonably satisfactory to the Collateral Agent;
(5)    such other information, documentation, and certifications as may be reasonably required by the Collateral Agent or necessary in order to create valid, perfected and subsisting first priority Liens against such Material Real Estate Asset covered by the relevant Mortgages; and
(6)    an Officer’s Certificate stating that the Company or such Guarantor, as the case may be, has complied with the foregoing.
(b)    With respect to any Leasehold Property that is Material Real Estate Asset or any Leasehold Property leased or subleased on the Issue Date that becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of the Collateral Agent, for the benefit of the Notes Secured Parties, the Company or the applicable Guarantor, as the case may be, shall use its commercially reasonable efforts to, within 120 days of the latest of (x) the Issue Date, (y) the date of the leasing or subleasing thereof or (z) the date on which such Leasehold Property became a Material Real Estate Asset, cause a Landlord Personal Property Collateral Access Agreement and a Landlord Consent and Estoppel to be executed by the applicable landlord and delivered to the Collateral Agent.
Section 4.22.    Excess Cash Flow.
(a)    If the Company and its Restricted Subsidiaries have Excess Cash Flow for any fiscal year commencing with the fiscal year ending December 31, 2017, the Company will be required to make an offer (an “Excess Cash Flow Offer”) to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased with 75% of such Excess Cash Flow for such fiscal year (the “Excess Cash Flow Offer Amount”); provided that for the fiscal year ending December 31, 2017, Excess Cash Flow will be calculated for the five consecutive fiscal quarters ended December 31, 2017. The offer price for such Excess Cash Flow Offer shall be an amount in cash (the “Excess Cash Flow Offer Payment”) equal to 101.5% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest and Additional Interest, if any, due on the relevant Interest Payment Date, in accordance with the procedures set forth herein.
(b)    Within 95 days after the end of any fiscal year for which an Excess Cash Flow Offer is required to be made, the Issuer will send a notice (or otherwise transmit in accordance with DTC’s applicable policies and procedures) to each Holder of Notes and the Trustee describing the Excess Cash Flow Offer and offering to purchase the Notes on the date (the “Excess Cash Flow Offer Payment Date”) specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is sent). If mailed in a manner herein provided, the notice shall be conclusively presumed to have been given, whether or not a Holder receives such notice. In any case, failure to give notice or any defect in such notice to any Holder shall not affect the validity of the proceedings for the repurchase of any other Note. To the extent that the aggregate amount of Notes tendered pursuant to an Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Company and its Restricted Subsidiaries may use any remaining Excess Cash Flow Offer Amount for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Excess Cash Flow Offer Amount, Notes to be purchased shall be selected on a pro rata basis based upon principal balance.
(c)    With respect to each Excess Cash Flow Offer, the Company shall be entitled to reduce the applicable Excess Cash Flow Offer Amount with respect thereto by an amount equal to the sum of (x) the aggregate repurchase price paid for any Notes theretofore repurchased by the Company in the open market or pursuant to tender offers (and cancelled by the Company) and (y) the aggregate redemption price paid for any Notes theretofore redeemed pursuant to one or more optional redemptions (other than (1) repurchases made pursuant to any Change of Control Offers, Asset Sale Offers, Excess Cash Flow Offers or required to be made pursuant to clause (D)(iii) of the definition of the term “Excess Cash Flow” or (2) any redemptions described in the second paragraph under “—Optional Redemption” above), in each case, during the period with respect to which such Excess Cash Flow was being computed.
(d)    On the Excess Cash Flow Offer Payment Date, the Company will, to the extent lawful:
(a)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Excess Cash Flow Offer;
(b)    deposit with the Paying Agent an amount equal to the Excess Cash Flow Offer Payment in respect of all Notes or portions of Notes properly tendered; and
(c)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
(e)    The Paying Agent will promptly mail to each Holder of Notes properly tendered the Excess Cash Flow Offer Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in aggregate principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Excess Cash Flow Offer on or as soon as practicable after the Excess Cash Flow Offer Payment Date. The provisions described above that require the Company to make an Excess Cash Flow Offer will be applicable whether or not any other provisions of this Indenture are applicable.
(f)    Notwithstanding the foregoing provisions of this Section 4.22, the Company will not be required (but may elect to do so) to make an Excess Cash Flow Offer in accordance with this Section 4.22 unless the Excess Cash Flow Offer Amount with respect to the applicable period in respect of which such Excess Cash Flow Offer is to be made exceeds $1.0 million (with lesser amounts being carried forward for purposes of determining whether the $1.0 million threshold has been met for any future period). Upon completion of each Excess Cash Flow Offer, the Excess Cash Flow Offer Amount will be reset at zero.
(g)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.22, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.22 by virtue of such compliance.
(h)    To the extent that, in connection with the preparation of the Company’s financial statements or otherwise, it is determined that there was an error in good faith in the calculation by the Company of the Excess Cash Flow that resulted in less than the full Excess Cash Flow Offer Amount being used in an Excess Cash Flow Offer, no such shortfall will result in a Default or Event of Default; provided that within 30 calendar days of the Company’s confirmation of the error, the Company initiates an additional Excess Cash Flow Offer of such additional amount.
Section 4.23.    Further Assurances.
The Company and the Guarantors, at their sole cost and expense and subject to the Intercreditor Agreement, will execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, account control agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments (including, without limitation, landlord-lender agreements, bailee letters and appraisals in respect of any real property), consents, authorizations, approvals and orders, and shall take all further action, as may be required pursuant to the Collateral Documents from time to time in order to:
(1)    subject to the Liens, subject to Permitted Liens, created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby; and
(2)    perfect and maintain the validity, enforceability and effectiveness of any of the Collateral Documents and the Liens, subject to Permitted Liens, intended to be created thereby.
Upon the exercise by the Trustee, the Collateral Agent or any Holder of the Notes of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company and the Guarantors will execute and deliver all applications, certifications, instruments and other documents and papers that may be required pursuant to the Collateral Documents from the Company or any Guarantor for such governmental consent, approval, recording, qualification or authorization.
ARTICLE 5

SUCCESSORS
Section 5.01.    Merger, Consolidation or Sale of Assets.
(a)    The Company will not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)    either: (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”);
(2)    the Successor Company (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes in writing all the obligations of the Company under the Notes, this Indenture, the applicable Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement and causes such instruments to be filed and recorded in such jurisdictions and takes such other actions as may be reasonably necessary to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the Successor Company;
(3)    immediately after such transaction, no Default or Event of Default exists;
(4)    the Company or the Successor Company (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four fiscal quarter reference period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) have a Fixed Charge Coverage Ratio greater than the Fixed Charge Coverage Ratio that the Company would have had for the same four-quarter period if such transaction had not occurred;
(5)    each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(b)(1)(B) will apply, will have by supplemental indenture confirmed that its Note Guarantee will apply to such Person’s obligations under this Indenture, the Notes and the Registration Rights Agreement, if applicable at such time; and
(6)    the Company will have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and that such supplemental indenture and any other documents required to be delivered, in each case, pursuant to clause (2) above have been duly authorized, executed and delivered by the Successor Company (if other than the Company) and constitute legally valid and binding and enforceable obligations of the Successor Company (if other than the Company) and regarding the perfection of such Liens in the Collateral of the Successor Company (if other than the Company) as provided for in this Indenture or the Collateral Documents (in form and substance substantially consistent with the form of the opinion of counsel delivered on the Issue Date (subject to customary qualifications, exceptions and assumptions)).
In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
This Section 5.01 will not apply to:
(1)    in the case of clauses (3) and (4) of the first paragraph of this Section 5.01(a), to a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or
(2)    in the case of clauses (3), (4) and (5) of the first paragraph of this Section 5.01(a) with respect to which the Company is not the Successor Company of any such consolidation or merger, to any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.
(b)    Subject to Section 10.04, no Guarantor will, and the Company will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(1)    (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Person”);
(B)    the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture, the applicable Collateral Documents, the Intercreditor Agreement and such Guarantor’s related Note Guarantee pursuant to supplemental indentures or other agreements in form satisfactory to the Trustee and if applicable, the Collateral Agent and causes such instruments to be filed and recorded in such jurisdictions and takes such other actions as may be reasonably necessary to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the Successor Person;
(C)    immediately after such transaction, no Default or Event of Default exists; and
(D)    the Company will have delivered to the Trustee and Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and that such supplemental indenture and any other documents required to be delivered, in each case, pursuant to clause (1)(B) of Section 5.01(b) have been duly authorized, executed and delivered by the Successor Person (if other than such Guarantor) and constitute legally valid and binding and enforceable obligations of the Successor Person (if other than such Guarantor) and regarding the perfection of such Liens in the Collateral of the Successor Person (if other than such Guarantor) as provided for in this Indenture or the Collateral Documents (in form and substance substantially consistent with the form of the opinion of counsel delivered on the Issue Date (subject to customary qualifications, exceptions and assumptions));
(2)    the transaction is made in compliance with Section 4.12; or
(3)    such property or assets constitute Equity Interests of Restricted Subsidiaries that are not Guarantors, which Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed to Restricted Subsidiaries that are not Guarantors.
(c)    In the case of clause (1) of Section 5.01(b), the Successor Person will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Note Guarantee. Notwithstanding the foregoing, any Guarantor may (1) merge, amalgamate or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Guarantor or the Company, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or (4) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company.
Section 5.02.    Successor Company Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or a Guarantor in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the Successor Person formed by such consolidation or into or with which the Company or such Guarantor, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company or such Guarantor, as applicable, will refer instead to the Successor Person and not to the Company or such Guarantor, as applicable), and may exercise every right and power of the Company or such Guarantor, as applicable, under this Indenture with the same effect as if such Successor Person had been named as the Company or such Guarantor, as applicable, herein; provided, however, that the predecessor entity will not be relieved from the obligation to pay the principal of, premium on, if any, and interest and Additional Interest, if any, on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.01.    Events of Default.
Each of the following is an “Event of Default”:
(a)    default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to the Notes;
(b)    default in the payment when due (at maturity, upon redemption or otherwise) of the principal of or premium, if any, on the Notes;
(c)    failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 3.09, 4.12, 4.17, 4.22 or 5.01;
(d)    failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture Documents;
(e)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:
(1)    is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness aggregating $20.0 million or more prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
(2)    results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;
(f)    failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million to the extent not covered by insurance from an unaffiliated reputable and creditworthy insurance company (it being understood that even if such amounts are covered by insurance from such an insurance company, such amounts shall not be excluded in determining whether an Event of Default has occurred under this clause (f) if responsibility for such amounts has been denied by such insurance company or such insurance company has not been promptly notified of such amounts), which judgments are not paid, discharged or stayed for a period of 60 days;
(g)    the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(1)    commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;
(2)    consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;
(3)    consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;
(4)    makes a general assignment for the benefit of its creditors; or
(5)    admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency;
(h)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)    is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary in an involuntary case; or
(2)    appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or
(3)    orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary;
and such order or decree remains unstayed and in effect for 60 consecutive days.
(i)    except as permitted by this Indenture, any Note Guarantee of a Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
(j)    except as expressly permitted by this Indenture, the Collateral Documents or the Intercreditor Agreement, with respect to any assets or property (other than any Relocated Asset, the relocation of which outside of the United States to a foreign jurisdiction was permitted under this Indenture) having a Fair Market Value in excess of $5.0 million, individually or in the aggregate, that constitutes, or under this Indenture or any Collateral Document is required to constitute, Collateral, (a) any of the Collateral Documents shall for any reason cease to be in full force and effect, or the Company or any Guarantor shall so assert, or (b) any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except solely as a result of the Collateral Agent taking any action in its sole control, except to the extent that any such loss of perfection or priority results from the failure of the Trustee or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements.
Section 6.02.    Acceleration.
In the case of an Event of Default specified in clause (g) or (h) of Section 6.01 with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.
If any other Event of Default described in Section 6.01 occurs and is continuing, the Trustee may, and, subject to Section 7.05, the Trustee upon the request of Holders of 25% in aggregate principal amount of the then outstanding Notes will, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest and Additional Interest, if any, and premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same will become immediately due and payable.
Section 6.03.    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any other available remedy to collect the payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies will be cumulative to the extent permitted by law.
Section 6.04.    Waiver of Defaults.
The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on, the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of each Holder affected by such modification or amendment. In the event of any Event of Default specified in clause (e) of Section 6.01, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:
(1)    the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
(2)    holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(3)    the default that is the basis for such Event of Default has been cured.
Upon any waiver of a Default or Event of Default, such Default will cease to exist, and any Event of Default arising therefrom will be deemed cured for every purpose of this Indenture but no such waiver will extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.05.    Control by Majority.
Subject to Section 7.01, Section 7.02(f) (including the Trustee’s receipt of the security or indemnification described therein), Section 7.05 and Section 7.07, in case an Event of Default will occur and be continuing, the Holders of a majority in aggregate principal amount of the then outstanding Notes will be given the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.
Section 6.06.    Limitation on Suits.
Subject to the provisions of this Indenture relating to the duties of the Trustee and the Collateral Agent hereunder, in case an Event of Default occurs and is continuing, neither the Trustee nor the Collateral Agent will be under any obligation to exercise any of the rights or powers under the Indenture Documents at the request or direction of any Holder unless the Holders will have offered to the Trustee of the Collateral Agent, as the case may be, reasonable indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest and Additional Interest, if any, when due, no Holder may pursue any remedy with respect to this Indenture or any other Indenture Document unless:
(1)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(2)    Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee or the Collateral Agent to pursue the remedy;
(3)    Holders of the Notes have offered the Trustee or the Collateral Agent, as the case may be, reasonable security or indemnity against any loss, liability or expense;
(4)    the Trustee or the Collateral Agent, as the case may be, has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(5)    Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee or the Collateral Agent, as the case may be, a direction inconsistent with such request within such 60 day period.
The preceding limitations will not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest and Additional Interest, if any, on, a Note on or after the respective due dates for such payments set forth in such Note.
A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.07.    Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest and Additional Interest, if any, on, the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder.
Section 6.08.    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest and Additional Interest, if any, then due and owing (together with interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any) and such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09.    Trustee May File Proofs of Claim.
The Trustee will be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10.    Priorities.
If the Trustee or the Collateral Agent collects any money or property pursuant to this Article 6, it will pay out the money and property in the following order:
First: to the Trustee and the Collateral Agent, its agents and attorneys for amounts due hereunder and under the Collateral Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Interest, if any, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction will direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11.    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 will not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7

TRUSTEE
Section 7.01.    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)    the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.
(e)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability if the Trustee shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, including any right or power to seek payment from a Guarantor, unless such Holder will have offered to the Trustee reasonable security and indemnity satisfactory to it against any loss, liability or expense.
(f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)    The Trustee shall not be liable for any action taken or omitted by it at the direction of the Company under the circumstances in which such direction is required or expressly permitted by the terms of this Indenture.
Section 7.02.    Rights of Trustee.
Subject to TIA §315:
(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(d)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(e)    The Trustee will not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.
(f)    The Trustee will not be required to give any bond or surety in respect of the performance of its power and duties hereunder.
(g)    The Trustee will have no duty to inquire as to the performance of the Company’s covenants herein.
(h)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
(i)    The Trustee, in its capacity as such, shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the money or property collected by the Trustee or (D) to confirm or verify the contents of any reports or certificates of the Company or its accountants or agents delivered to the Trustee pursuant to this Indenture.
(j)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested (and subject to clause (g) below) in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and Guarantors, personally or by agent or attorney, at the expense of the Company and Guarantors and shall incur no liability of any kind by reason of such inquiry or investigation.
(k)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(l)    The permissive rights of the Trustee enumerated herein shall not be construed as duties.
(m)    The Trustee shall not be responsible or liable for the environmental condition or any contamination of any property encumbered by any mortgage or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant. The Trustee shall not be liable for any claims by or on behalf of the Holders or any other person or entity arising from contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant, and shall have no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under state or federal laws pertaining to the transport, storage, treatment or disposal of, hazardous substances, hazardous materials, pollutants, or contaminants or regulations, permits or licenses issued under such laws.
(n)    The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company and Guarantors or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.
(o)    The Trustee shall not be obligated to acquire possession of or take any action with respect to any property encumbered by a mortgage or deed of trust, if as a result of such action, the Trustee would be considered to hold title to, to be a “mortgagee in possession of”, or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, unless the Trustee has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the such property is in compliance with applicable environmental laws or, if not, that it would be in the best interest of the Holders to take such actions as are necessary for such property to comply therewith and (ii) there are not circumstances present at such property relating to the use, management or disposal of any hazardous wastes for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Holders to take such actions with respect to such property. Notwithstanding the foregoing, before taking any such action, the Trustee may require that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.
Section 7.03.    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as described in Section 310(b) of the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee will also be subject to Sections 7.10 and 7.11.
Section 7.04.    Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of the Offering Memorandum, this Indenture or the Notes or the other Indenture Documents, it will not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05.    Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders and the Collateral Agent a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Interest, if any, on, any Note, the Trustee may withhold notice of any continuing Default or Event of Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders. In addition, the Trustee will have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the best interests of the Holders of the Notes.
Section 7.06.    Reports by Trustee to Holders.
Within 60 days after each August 15 beginning with the August 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit by mail all reports as required by TIA §313(c).
A copy of each report at the time of its mailing to the Holders will be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.
Section 7.07.    Compensation and Indemnity.
The Company will pay to the Trustee and the Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and the other Indenture Documents and services hereunder and thereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Agent’s agents and counsel.
The Company will indemnify the Trustee (or any predecessor Trustee) and the Collateral Agent (or any predecessor Collateral Agent), and each of their respective officers, directors and agents, against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorney’s fees (for purposes of this Section, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties as Trustee or Collateral Agent, as applicable, under this Indenture and the other Indenture Documents, including the costs and expenses of enforcing this Indenture and the other Indenture Documents against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties as Trustee or Collateral Agent hereunder, except to the extent such losses may be attributable to its negligence or bad faith. The Trustee or the Collateral Agent, as applicable, will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Agent to so notify the Company will not relieve the Company of its obligations under this Section 7.07, except to the extent the Company has been prejudiced thereby. Upon the election of the Company, the Company will have the right to assume the defense of any third party claim, and the Trustee or the Collateral Agent, as applicable, will cooperate in the defense. The Trustee and/or the Collateral Agent may have separate counsel at its own expense, but if the Trustee and/or the Collateral Agent has been reasonably advised by counsel that there is an actual or potential conflict of interest or may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee and/or the Collateral Agent to engage separate counsel, then the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in no event shall the Company have the right, without the related indemnified person’s consent, to settle any such claim if such settlement (i) arises from or is part of any criminal action, suit or proceeding, (ii) contains a stipulation to, confession of judgment with respect to, or admission or acknowledgement of, any liability or wrongdoing on the part of the Trustee and/or the Collateral Agent or such indemnified person, (iii) provides for injunctive relief, or other relief other than monetary damages, or (iv) does not contain an unconditional release of the Trustee and/or the Collateral Agent and such indemnified person from all liability on all claims that are the subject matter of the related dispute or proceeding. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee and/or the Collateral Agent through the Trustee’s and/or the Collateral Agent’s own willful misconduct, gross negligence or bad faith.
The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.
To secure the Company’s payment obligations in this Section, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest and Additional Interest, if any, on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08.    Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.10;
(b)    the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    a custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder will have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.
In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes will execute and deliver an Indenture supplemental hereto (1) which will contain such provisions as will be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring will continue to be vested in such retiring Trustee and (2) that will add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture will constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee will be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.
Section 7.09.    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act will, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.
Section 7.10.    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.
This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).
Section 7.11.    Preferential Collection of Claims Against Company.
The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed will be subject to TIA §311(a) to the extent indicated therein.
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may at any time, at its option, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.
Section 8.02.    Legal Defeasance and Discharge.
Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor will be released from all of its obligations under its Note Guarantee. For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, will execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
Section 8.03.    Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.07 (other than with respect to the Company) and 4.09 through 4.23, and 5.01(a)(4), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor will be released from all of its obligations under its Note Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. If the Company exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of Notes may not be accelerated because of an Event of Default specified in clauses (c) (solely with respect to covenants that are released upon a Covenant Defeasance), (d), (e), (f), (g) (solely with respect to Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary), (h) (solely with respect to Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary), (i) and (j) of Section 6.01 or because of the Company’s failure to comply with clause (4) of Section 5.01(a).
Section 8.04.    Conditions to Legal or Covenant Defeasance.
The following will be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes.
The Legal Defeasance or Covenant Defeasance may be exercised only if:
(a)    the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and premium, if any, interest and Additional Interest, if any, on, the outstanding Notes on the stated date for payment or on the applicable redemption date, as the case may be, and the Company will specify whether the Notes are being defeased to such stated date or to a particular redemption date; provided, however, that with respect to a redemption of all or any portion of the Notes, at once or over time, at any time prior to August 15, 2018 pursuant to paragraph 5(b) of the Notes and Section 3.07(b):
(i)    the amount of funds in trust that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of deposit of such funds in trust; and
(ii)    at the time of deposit of such funds in trust, the funds in trust would be sufficient to pay and discharge the principal, premium, if any, and interest and Additional Interest, if any, on the Notes on the applicable date of redemption with an assumed Applicable Premium calculated as of the date of deposit of such funds in trust; and
(iii)    the Company must irrevocably deposit or cause to be deposited additional funds in trust, as necessary, on the applicable date of redemption, as required by Section 3.05, necessary to pay the Applicable Premium as determined on such date;
(b)    in the case of Legal Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that: (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)    in the case of Covenant Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of any Lien to secure such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;
(e)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the Notes) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;
(f)    the Company will deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
(g)    the Company will deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05.    Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06.    Repayment to Company.
The Trustee will promptly, and in any event, no later than five Business Days, pay to the Company after request therefor, any excess money held with respect to the Notes at such time (including pursuant to Article 11) in excess of amounts required to pay any of the Company’s Obligations then owing with respect to the Notes.
Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest or Additional Interest, if any, on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest or Additional Interest, if any, has become due and payable will be paid to the Company on its request unless an abandoned property law designates another person or (if then held by the Company) will be discharged from such trust; and the Holder will thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment and if required by law, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Company.
Section 8.07.    Reinstatement.
If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest and Additional Interest, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01.    Without Consent of Holders of Notes.
Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Trustee and the Collateral Agent, as applicable, may amend or supplement the Indenture Documents:
(1)    to cure any ambiguity, omission, defect or inconsistency;
(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes in    order to comply with any Applicable Procedures, or otherwise alter the provisions of Article 2 in a manner that does not materially adversely affect any Holder;
(3)    to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;
(4)    to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not, in the good faith opinion of the Board of Directors of the Company, adversely affect the legal rights under this Indenture of any such Holder in any material respect;
(5)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
(6)    to conform the text of the Indenture Documents to any provision of the “Description of Notes” of the Offering Memorandum to the extent that such provision in the “Description of Notes” of the Offering Memorandum was intended to be a verbatim recitation of a provision thereof, as evidenced by an Officer’s Certificate;
(7)    to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;
(8)    to allow any Restricted Subsidiary to execute a supplemental indenture providing for a Note Guarantee with respect to the Notes;
(9)    to mortgage, pledge, hypothecate or grant any Lien in favor of the Trustee or Collateral Agent for the benefit of the Holders of the Notes as security for the payment and performance of all or any portion of the obligations under the Notes and the other Indenture Documents in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or Collateral Agent pursuant to this Indenture or otherwise;
(10)    in order to subject the security interests in the Collateral in respect of Pari Passu Payment Lien Obligations to the terms of the Collateral Documents and Intercreditor Agreement, to the extent the incurrence of such Pari Passu Indebtedness and the grant of all Liens on Collateral held for the benefit of such Pari Passu Indebtedness was permitted under this Indenture;
(11)    to enter into additional or supplemental Collateral Documents or to release Collateral from the Lien of this Indenture or the Collateral Documents in accordance with the terms of this Indenture and the Intercreditor Agreement;
(12)    to evidence and provide for the acceptance and appointment of a successor Trustee or Collateral Agent, as the case may be, pursuant to the provisions hereof; or
(13)    to amend provisions relating to the transfer and legending of Notes, including to facilitate the issuance and administration of the Notes; provided that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of applicable Securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.
Section 9.02.    With Consent of Holders of Notes.
Except as provided below in this Section 9.02, the Company, the Trustee and the Collateral Agent, as applicable, may amend or supplement the Indenture Documents (and with the consent of the ABL Agent (as defined in the Intercreditor Agreement), may amend or supplement the Intercreditor Agreement) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest or Additional Interest, if any, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of each Holder affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).
Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal of or change the fixed maturity of any Note;
(3)    reduce the premium payable upon the redemption of any Note or change the date on which any Note may be redeemed pursuant to Section 3.07 or paragraph 5 of any Note;
(4)    reduce the rate of or change the time for payment of interest (other than Additional Interest) on any Note;
(5)    waive a Default or Event of Default in the payment of principal of, or interest or premium or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(6)    make any Note payable in money other than that stated in the Notes;
(7)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes; or
(8)    make any change in Section 9.01 or 9.02.
In addition, any amendment to or waiver of, the provisions of this Indenture relating to the Collateral or the Collateral Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes and the Note Guarantees will require the consent of the Holders of at least 66‑2/3% in aggregate principal amount of the Notes then outstanding.
Sections 2.08 and 2.09 shall determine which Notes are outstanding for purposes of this Section. The Company may, but will not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any amendment, supplement or waiver. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, will be entitled to consent to such amendment, supplement or waiver, whether or not such Holders remain Holders after such record date; provided that unless such consent will have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given will automatically and without further action by any Holder be cancelled and of no further effect.
It will not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company will mail to each Holder affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 9.03.    Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
Section 9.04.    Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver will become effective in accordance with its terms and thereafter will bind every Holder.
Section 9.05.    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06.    Trustee to Sign Amendments, etc.
The Trustee and the Collateral Agent will sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Agent. None of the Company nor any Guarantor may sign an amendment, supplement or waiver until its Board of Directors (or committee serving a similar function) approves it. Subject to Section 13.04, in executing any amendment, supplement or waiver, the Trustee and the Collateral Agent will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by the Indenture Documents and that such amendment, supplement or waiver is the legal, valid and binding obligations of the Company or applicable Guarantor enforceable against it in accordance with its terms, subject to customary exceptions and that such amendment, supplement or waiver complies with the provisions of the Indenture Documents (including Section 9.03 herein).
ARTICLE 10

GUARANTEES
Section 10.01.    Guarantee.
Subject to this Article 10, the Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns: (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest and Additional Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Indenture Documents (including Post-Petition Interest), all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
Each Guarantor hereby agrees that its obligations with regard to its Note Guarantee will be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Note Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Note Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Note Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Note Guarantees, except behavior which amounts to gross negligence, willful misconduct or bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set‑offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Note Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.04, each Guarantor hereby covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.
If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. Any Guarantor that makes a payment in respect of its obligations under this Indenture or the Notes will have the right to seek contribution from any other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
Section 10.02.    Limitation on Guarantor Liability.
(a)    Each Guarantor and, by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor’s liability will be that amount from time to time equal to the aggregate liability of such Guarantor under the Note Guarantee, but will be limited to the lesser of (a) the aggregate amount of the Company’s obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1)    rendered the Guarantor “insolvent” (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its Note Guarantee was entered into, after giving effect to the incurrence of existing Indebtedness immediately before such time; provided, however, it will be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Note Guarantee is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or Trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).
(b)    In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 10.02(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, will be taken into account.
Section 10.03.    Execution and Delivery of Guarantee.
To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture will be entered into on behalf of such Guarantor by an Officer of such Guarantor.
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note. the Note Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
The Company hereby agrees that it will cause each Person that becomes obligated to provide a Note Guarantee pursuant to Section 4.20 hereof to execute a supplemental indenture in substantially the form set forth in Exhibit E, pursuant to which such Person provides the Note Guarantee set forth in this Article 10 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor.
Section 10.04.    Releases.
(a)    The Note Guarantee of a Guarantor will automatically and unconditionally be released:
(1)    in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.12;
(2)    in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.12;
(3)    if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or
(4)    upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture as provided by Section 8.02, 8.03 or 11.01, respectively.
(b)    Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.04 will remain liable for the full amount of principal of, premium on, if any, and interest and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11

SATISFACTION AND DISCHARGE
Section 11.01.    Satisfaction and Discharge.
(a)    This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder and all obligations of the Guarantors discharged with respect to their Note Guarantees, when either:
(1)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
(2)    (A) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise, or will become due and payable within one year, including by being called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption; as the case may be; provided, however, that with respect to a redemption of all or any portion of the Notes, at once or over time, at any time prior to August 15, 2018, pursuant to paragraph 5(b) of the Notes and Section 3.07(b):
(i)    the amount of funds in trust that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Applicable Premium calculated as of the date of deposit of such funds in trust;
(ii)    at the time of deposit of such funds in trust, the funds in trust would be sufficient to pay and discharge the principal, premium, if any, and interest on the Notes and Additional Interest, if any, on the applicable date of redemption with an assumed Applicable Premium calculated as of the date of deposit of such funds in trust; and
(iii)    the Company must irrevocably deposit or cause to be deposited additional funds in trust, as necessary, on the applicable date of redemption, as required by Section 3.05, necessary to pay the Applicable Premium as determined on such date;
(B)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of any Lien to secure such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;
(C)    the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(D)    the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
(b)    In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
(c)    Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(a)(2), the provisions of Sections 11.02 and 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 of this Indenture, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02.    Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.
ARTICLE 12

SECURITY
Section 12.01.    Grant of Security Interest.
To secure the due and punctual payment of the principal of, premium, if any, and interest, or Additional Interest, if any, on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and to the extent permitted by law, interest and Additional Interest, if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Collateral Documents, the Note Guarantees and the Notes (including Post-Petition Interest), the Company and the Guarantors hereby covenant to cause the Collateral Documents to be executed and delivered concurrently with this Indenture, except to the extent otherwise provided in Section 4.21 or the Pledge and Security Agreement. The Collateral Documents shall provide for the grant by the Company and Guarantors party thereto to the Collateral Agent of a security interest in the Collateral. Notwithstanding anything to the contrary herein, no Collateral shall consist of any Excluded Assets.
Section 12.02.    Recording and Opinions.
(a)    The Company shall, and shall cause each of its Restricted Subsidiaries to, at its sole cost and expense, take or cause to be taken all action required to perfect, maintain, preserve and protect the security interests in the Collateral granted by the Collateral Documents, including (i) the filing of Uniform Commercial Code financing statements, Uniform Commercial Code continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Collateral Agent, and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral, and (ii) the delivery of the certificates evidencing the securities pledged under the Pledge and Security Agreement, duly endorsed in blank, it being understood that concurrently with the execution of this Indenture, the Company and the Guarantors have filed all Uniform Commercial Code financing statements in such filing offices as may be necessary to perfect the Liens of the Collateral Agent on the Collateral to the extent that such Liens can be perfected by such filings. The Company shall from time to time promptly pay all Uniform Commercial Code financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.
(b)    The Company shall furnish to the Trustee and the Collateral Agent, at such time as required by TIA §314(b) and, as reasonably requested by the Trustee and the Collateral Agent, promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest pursuant to any Collateral Document, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Documents, Uniform Commercial Code financing statements and fixture filings, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, and all certificates evidencing securities pledged to the Collateral Agent for the benefit of the Notes Secured Parties under the Pledge and Security Agreement have been delivered and duly endorsed in blank, to the extent necessary to perfect the security interests created by this Indenture and the Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Documents and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest and that no re-recordings, re‑registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all Uniform Commercial Code financing statements and Uniform Commercial Code continuation statements have been filed, and all such certificates have been delivered, that are necessary fully to preserve and protect the rights of and perfect such security interests of the Collateral Agent for the benefit of the Notes Secured Parties, under the Collateral Documents or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Notes or any of the Collateral Documents as intended by this Indenture, the Notes or any such Collateral Document.
(c)    The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of July 31 of each year, commencing July 31, 2017, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Documents.
Section 12.03.    Release of Collateral.
(a)    The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Documents or the Intercreditor Agreement.
(b)    Subject to the Intercreditor Agreement, at any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Documents shall be effective as against the Holders.
(c)    The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents or the Intercreditor Agreement. To the extent applicable, the Company shall cause TIA §314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Documents to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Company, except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee and the Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.
(d)    Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business. If requested in writing by the Company and upon receipt of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent thereto under the Indenture Documents have been satisfied, the Collateral Agent shall execute and deliver such documents, instruments and statements and to take all such other actions promptly upon receipt of such instructions from the Company as it may reasonably request to evidence or confirm that the Collateral falling under this Section 12.03 has been released from the Liens of each of the Collateral Documents.
Section 12.04.    Specified Releases of Collateral.
Subject to Section 12.03, Collateral not constituting all or substantially all of the Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents and the Intercreditor Agreement, or as provided hereby. Upon the request of the Company pursuant to an Officer’s Certificate and an Opinion of Counsel certifying that all conditions precedent under the Indenture Documents have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of assets not constituting all or substantially all of the Collateral that are included in the Collateral from the Liens securing the obligations under the Notes and the Note Guarantees under any one or more of the following circumstances:
(1)    to enable the Company (or a Guarantor) to consummate asset dispositions permitted or not prohibited under Section 4.12;
(2)    if any Restricted Subsidiary that is a Guarantor is released from its Note Guarantee in accordance with the terms of this Indenture, such Restricted Subsidiary’s assets will also be released; or
(3)    as required pursuant to the terms of the Intercreditor Agreement.
Upon receipt of such Officer’s Certificate and such Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents and the Intercreditor Agreement.
Section 12.05.    Release of All or Substantially All of the Collateral.
The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations hereunder, the Note Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest and Additional Interest, if any, are paid, (ii) a satisfaction and discharge of this Indenture as described above under Section 11.01, (iii) the occurrence of a Legal Defeasance or Covenant Defeasance as described above under Section 8.02 or 8.03, respectively, and (iv) obtaining the consent of the Holders of at least 66‑2/3% in aggregate principal amount of the Notes then outstanding as provided under the second paragraph of Section 9.02.
Section 12.06.    Form and Sufficiency of Release.
In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor in accordance with Section 4.12, and the Company or such Guarantor requests in writing the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture, the Intercreditor Agreement and the Collateral Documents, the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Collateral Documents. Neither the Trustee nor the Collateral Agent shall be liable for any release undertaken in reliance upon any Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document or in the Intercreditor Agreement to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.
Section 12.07.    Purchaser Protected.
No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.
Section 12.08.    The Collateral Agent.
(a)    The Company and Guarantors and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Collateral Documents and the Intercreditor Agreement and the Company and Guarantors and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement, and consents and agrees to the terms of the Intercreditor Agreement and each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 12.08. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreement and the Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents and the Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents and the Intercreditor Agreement to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    The Collateral Agent may perform any of its duties under this Indenture, the Collateral Documents or the Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon, any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.
(c)    None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company and Guarantors or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Collateral Documents or the Intercreditor Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Collateral Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Collateral Documents or the Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Collateral Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Trustee, the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Collateral Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.
(d)    The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it in good faith to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company and Guarantors or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Collateral Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except as otherwise provided in the Collateral Documents, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Collateral Documents or the Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(e)    The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Company and Guarantors referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 12.08), subject to the terms of the Collateral Documents.
(f)    The Collateral Agent may resign at any time by 30 days’ prior written notice to the Trustee and the Company and Guarantors (or removed by the Holders of a majority in aggregate principal amount of the then outstanding Notes), such resignation (or removal) to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Company and Guarantors shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation, which date shall not be earlier than 10 Business Days following the date on which such notice is delivered to the Company and Guarantors), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Company and Guarantors (which consent shall not be unreasonably withheld and which shall not be required during a continuing payment or bankruptcy Event of Default). If no successor collateral agent is appointed and consented to by the Company and Guarantors pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor (at the expense of the Company). Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 12.08 (and Section 7.07) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.
(g)    Except as otherwise explicitly provided herein or in the Collateral Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
(h)    The Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Collateral Documents and Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Collateral Documents and the Intercreditor Agreement and (v) perform and observe its obligations under the Collateral Documents and the Intercreditor Agreement.
(i)    If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement.
(j)    The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company and Guarantors, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
(k)    Neither the Trustee nor the Collateral Agent shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Collateral Document or the Intercreditor Agreement other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Collateral Documents.
(l)    If the Company and Guarantors or any Guarantor (i) incurs any obligations that will constitute ABL Obligations (as defined in the Intercreditor Agreement) at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting ABL Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the applicable Intercreditor Agreement) in favor of a designated agent or representative for the holders of the ABL Obligations so incurred, together with an Opinion of Counsel, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company and Guarantors, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officer’s Certificate nor an Opinion of Counsel shall be required in connection with the applicable Intercreditor Agreement to be entered into by the Collateral Agent on the Issue Date.
(m)    No provision of this Indenture, the Intercreditor Agreement or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) unless it shall have received indemnity satisfactory to the Collateral Agent and the Trustee against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company and Guarantors or the Holders to be sufficient. The Collateral Agent shall be entitled to the protections specified in clauses (m), (n) and (o) of Section 7.02.
(n)    The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.
(o)    In no event shall the Trustee or Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(p)    The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreement and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreement and any Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreement and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Collateral Documents and the Intercreditor Agreement.
(q)    The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement and the Collateral Documents, the Collateral Agent or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent or the Trustee in the Collateral and that any such actions taken by the Collateral Agent or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s or the Trustee’s sole discretion may cause the Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to the Company and Guarantors, the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Collateral Agent or the Trustee) other than the Company and Guarantors or the Guarantors, subject to the terms of the Collateral Documents, a majority in interest of Holders shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.
(r)    Upon the receipt by the Collateral Agent of a written request of the Company and Guarantors signed by an Officer (a “Collateral Document Order”) pursuant to clause (9) or (11) of Section 9.01, the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 12.08(r), and (ii) instruct the Collateral Agent to execute and enter into such Collateral Document; provided that in no event shall the Collateral Agent be required to enter into a Collateral Document that it determines adversely affects the Collateral Agent in a commercially unreasonable manner (taking into account other Collateral Documents it has recently agreed to in similar secured notes transactions). Any such execution of a Collateral Document shall be at the direction and reasonable expense of the Company and Guarantors, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents.
(s)    After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Collateral Documents or the Intercreditor Agreement (though the foregoing shall not restrict the Holders’ ability to provide directions directly to the Collateral Agent).
(t)    The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents or the Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.
(u)    In each case that the Collateral Agent may or is required hereunder or under any Collateral Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Collateral Document or any Intercreditor Agreement, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.
(v)    Notwithstanding anything to the contrary in this Indenture or in any Collateral Document or any Intercreditor Agreement, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Collateral Documents or the Intercreditor Agreement (including without limitation the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.
(w)    Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company and Guarantors or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(x)    The Collateral Agent, in executing and performing its duties under the Collateral Documents and the Intercreditor Agreement, shall be entitled to all of the rights, protections, immunities and indemnities granted to it hereunder and under the Collateral Documents.
(y)    In no event shall the Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Agent determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty.
Section 12.09.    Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
The Collateral Agent is authorized to receive any funds for the benefit of the Notes Secured Parties distributed under the Collateral Documents and the Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.
Section 12.10.    Intercreditor Agreement.
(a)    The Collateral Agent is authorized to enter into the Intercreditor Agreement and any other intercreditor agreement or subordination agreement explicitly contemplated hereby with respect to Indebtedness that is (i) permitted to be incurred hereunder and (ii) (A) required or permitted to be subordinated hereunder and/or (B) secured by Liens and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such other Intercreditor agreement, an “Additional Agreement”), in a form satisfactory to the Collateral Agent, and the parties hereto acknowledge that the Intercreditor Agreement and any Additional Agreement is binding upon them. Each of the Trustee and each Holder, by accepting its Note, (1) hereby consents to the subordination of the Liens on the ABL Priority Collateral securing the Obligations on the terms set forth in the Intercreditor Agreement and agrees that this Article 12, the Pledge and Security Agreement, the Mortgages and the other Collateral Documents are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement, (2) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or any Additional Agreement and (3) hereby authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement or any Additional Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.
(b)    Prior to its entry into any Additional Agreement, the Collateral Agent shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating that all conditions set forth in the first sentence of clause (a) above with respect to such Additional Agreement have been satisfied.
ARTICLE 13

MISCELLANEOUS
Section 13.01.    Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA will control.
Section 13.02.    Notices.
Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), electronic mail, facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:
If to the Company and/or any Guarantor:
Xerium Technologies, Inc.
14101 Capital Boulevard
Youngsville, North Carolina 27596
Attention: General Counsel
Fax No.: (919) 556-2432
With a copy to:
Dentons US LLP
2398 East Camelback Road, Suite 850
Phoenix, Arizona 85016
Attention: Shaun M. Klein
Fax No.: (602) 508-3914
Email: shaun.klein@dentons.com
If to the Trustee:
U.S. Bank National Association
214 North Tryon Street, 27th Floor
Charlotte, NC 28202
Attention: Corporate Trust Services — Xerium Technologies, Inc.
Fax No.: (704) 335-4676
Email: allison.lancasterpoole@usbank.com
If to the Collateral Agent:
U.S. Bank National Association
214 North Tryon Street, 27th Floor
Charlotte, NC 28202
Attention: Corporate Trust Services — Xerium Technologies, Inc.
Fax No.: (704) 335-4676
Email: allison.lancasterpoole@usbank.com
The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to the Trustee, the Collateral Agent or Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by electronic mail or facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. Except as otherwise provided herein, all notices and communications to the Trustee, the Collateral Agent or Holders will be deemed duly given and effective only upon receipt.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the register kept by the Security Register. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary
Section 13.03.    Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Collateral Agent, the Registrar and anyone else will have the protection of TIA §312(c).
Section 13.04.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee or the Collateral Agent, as the case may be, to take any action under any provision of this Indenture or any Collateral Document, the Company will furnish to the Trustee or the Collateral Agent, as the case may be:
(a)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, (which will include the statements set forth in Section 13.05) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; provided that an Officer’s Certificate shall not be required in connection with the issuance of Notes on the Issue Date; and
(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, (which will include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that an Opinion of Counsel shall not be required in connection with the issuance of Notes on the Issue Date.
Section 13.05.    Statements Required in Certificate or Opinion.
Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04(a) or (c) or TIA §314(a)(4)) will comply with the provisions of TIA §314(e) and will include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate, certificates of public officials or reports or opinions of experts.
Section 13.06.    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees, this Indenture, the Collateral Documents, the Intercreditor Agreement, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.
Section 13.08.    Governing Law; Waiver of Jury Trial.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND EACH NOTE GUARANTEE. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY AND THEREBY.
Section 13.09.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.10.    Successors.
All covenants and agreements of the Company in this Indenture and the Notes will bind its successors. All covenants and agreements of the Trustee and the Collateral Agent in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04 hereof.
Section 13.11.    Severability.
In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 13.12.    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed original signatures for all purposes. The exchange of copies of this Indenture and of executed signature pages by facsimile or PDF shall constitute effective execution and delivery hereof.
Section 13.13.    Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 13.14.    Force Majeure.
In no event will the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, labor disputes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Collateral Agent will use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[Signatures on following page]

Americas 91439192	37

SIGNATURES
Dated as of August 9, 2016
Company:
XERIUM TECHNOLOGIES, INC.
By: _/s/ Clifford Pietrafitta____________
Name: Clifford E. Peitrafitta
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Pages to the Senior Secured Notes Indenture]

Americas 91439192

Guarantors:
HUYCK LICENSCO INC.
By: _/s/ Clifford Pietrafitta____________
Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer
ROBEC BRAZIL LLC
By: _/s/ Clifford Pietrafitta____________
Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer
STOWE WOODWARD LLC
By: _/s/ Clifford Pietrafitta____________
Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer
STOWE WOODWARD LICENSCO LLC
By: _/s/ Clifford Pietrafitta____________
Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer
WANGNER ITELPA I LLC
By: _/s/ Clifford Pietrafitta____________
Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer
WANGNER ITELPA II LLC
By: _/s/ Clifford Pietrafitta____________

[Signature Pages to the Senior Secured Notes Indenture]

Americas 91439192

Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer
WEAVEXX, LLC
By: _/s/ Clifford Pietrafitta____________
Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer
XERIUM III (US) LIMITED
By: _/s/ Clifford Pietrafitta____________
Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer
XERIUM IV (US) LIMITED
By: _/s/ Clifford Pietrafitta____________
Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer
XERIUM V (US) LIMITED
By: _/s/ Clifford Pietrafitta____________
Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer
XERIUM ASIA, LLC
By: _/s/ Clifford Pietrafitta____________
Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer
XTI LLC
By: _/s/ Clifford Pietrafitta____________

[Signature Pages to the Senior Secured Notes Indenture]

Americas 91439192

Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer
JJ PLANK COMPANY, LLC
By: _/s/ Clifford Pietrafitta____________
Name: Clifford E. Peitrafitta
Title: Vice President, Chief Financial Officer and Treasurer

[Signature Pages to the Senior Secured Notes Indenture]

Americas 91439192

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent
By: _/s/ Allison Lancaster-Poole___________
Name:    Allison Lancaster-Poole
Title:     Vice President

[Signature Pages to the Senior Secured Notes Indenture]

Americas 91439192

EXHIBIT A

(Face of Note)
9.500% Senior Secured Notes due 2021
CUSIP_______
ISIN_________
No.______    $[    ]
Xerium Technologies, Inc.
promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of [         ] Dollars ($[          ]) (as such principal amount may be increased or decreased on the attached schedule pursuant to the terms of the Indenture referred to herein) on August 15, 2021.
Interest Payment Dates: February 15 and August 15, commencing February 15, 2017
Record Dates: February 1 and August 1.
Dated: [         ]
IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.
XERIUM TECHNOLOGIES, INC.
By: ____________________________
Name:
Title:
This is one of the Global
Notes referred to in the
within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Americas 91439192	1

By: ____________________
Authorized Signatory
Dated: [         ]

Americas 91439192	2

(Back of Note)
9.500% Senior Secured Notes due 2021
[Insert the Global Note Legend, if applicable, pursuant to the terms of the Indenture]
[Insert the Private Placement Legend, if applicable, pursuant to the terms of the Indenture]
Capitalized terms used herein will have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    Interest. Xerium Technologies, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 9.500% per annum from August 9, 2016 until maturity and will pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date will be February 15, 2017. Additional Interest, if any, shall accrue from such date(s) as provided in the Registration Rights Agreement. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the then applicable rate on the Notes, and it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest and Additional Interest, if any, will be computed on the basis of a 360-day year of twelve 30-day months.
2.    Method of Payment. The Company will pay interest and Additional Interest, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Paying Agent and Registrar maintained for such purpose, or, at the option of the Company, by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest and Additional Interest, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

Americas 91439192	3

4.    Indenture. The Company issued the Notes under an Indenture dated as of August 9, 2016 (“Indenture’’) among the Company, the guarantors party thereto (the “Guarantors”) and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note is inconsistent with or conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling. The Notes are secured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
5.    Optional Redemption.
(a)    Except as set forth in clauses (b), (c) and (d) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to August 15, 2018. On or after August 15, 2018, the Company will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest and Additional Interest, if any, on the relevant Interest Payment Date:

Year	Percentage
2018	104.750%
2019	102.375%
2020 and thereafter	100.000%
(b)    At any time prior to August 15, 2018, the Company may on any one or more occasions redeem all or any portion of the Notes after giving the notice required pursuant to Section 3.03 of the Indenture upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium (as defined in the Indenture) as of the date of redemption, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest and Additional Interest, if any, on the relevant Interest Payment Date.
(c)    At any time prior to August 15, 2018, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture after giving the notice required pursuant to Section 3.03 of the Indenture upon not less than 30 nor more than 60 days’ notice, at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of a sale of Capital Stock (other than Disqualified Stock or any Preferred Stock) of the Company, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest and Additional Interest, if any, on the relevant Interest Payment Date; provided that:

Americas 91439192	4

(1)    at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)    the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.
(d)    In the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described in Section 4.17 of the Indenture) purchase all of the Notes held by such Holders in accordance with Section 4.17 of the Indenture, the Company will have the right, after giving the notice required pursuant to Section 3.03 of the Indenture upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described in Section 4.17 of the Indenture, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus accrued and unpaid interest and Additional Interest, if any, on the Notes that remain outstanding, to the date of redemption, subject to the rights of holders of the Notes on the relevant regular record date to receive interest and Additional Interest, if any, due on the relevant Interest Payment Date that is on or prior to the applicable redemption date.
(e)    Unless the Company defaults in the payment of the redemption price, interest and Additional Interest, if any, will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
6.    Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as set forth in Sections 3.09, 4.12, 4.17 and 4.22 of the Indenture.
7.    Repurchase at the Option of Holders.
(a)    If there is a Change of Control Triggering Event, as and to the extent required by Section 4.17 of the Indenture, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest and Additional Interest, if any, due on the relevant Interest Payment Date. Within 30 days following any Change of Control Triggering Event, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(b)    If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09

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of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company (or the applicable agent for such pari passu indebtedness) shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
8.    Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.
9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
10.    Persons Deemed Owners. The registered Holder will be treated as the Note’s owner for all purposes.
11.    Amendment, Supplement and Waiver. The Indenture, the Notes or the Note Guarantees may be amended or supplemented (or Defaults or Events of Default thereunder waived) only as provided in the Indenture.
12.    Defaults and Remedies. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders will be as set forth in the applicable provisions of the Indenture.
13.    Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

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14.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
15.    Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement, dated as of August 9, 2016, among the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).
16.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
17.    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND EACH NOTE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Xerium Technologies, Inc.
14101 Capital Boulevard
Youngsville, North Carolina 27596
Attention: General Counsel

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Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to Sections 3.09 and 4.12, Section 4.17 or Section 4.22 of the Indenture, check the box below:
☐    Sections 3.09 and 4.12
☐    Section 4.17
☐    Section 4.22
If you want to elect to have only part of the Note purchased by the Company pursuant to Sections 3.09 and 4.12, Section 4.17 or Section 4.22 of the Indenture, state the amount you elect to have purchased: $___________________ Date:________________________    Your Signature:_________________________
(Sign exactly as your name appears on the Note)
Tax Identification No.:
______________________________________

SIGNATURE GUARANTEE:
_________________________________
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to
____________________________________________________________________________________
(Insert assignee’s social security or other tax I.D. no.)
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint _________________________________________________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him._________________________________________________________________________________
Date:_______________    Your Signature:__________________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:_____________________

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

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EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Xerium Technologies, Inc.
14101 Capital Boulevard
Youngsville, North Carolina 27596
Attention: General Counsel
U.S. Bank National Association
214 North Tryon Street, 27th Floor
Charlotte, NC 28202
Attention: Corporate Trust Services—Xerium Technologies, Inc.
Re:    9.500% Senior Secured Notes due 2021
Reference is hereby made to the Indenture, dated as of August 9, 2016 (the “Indenture”), among Xerium Technologies, Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (“you”). Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.
________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________ in such Note[s] or interests (the “Transfer”), to_______________________ (the “Transferee”), as further specified in Annex A hereto.

In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]
1.    ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

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2.    ☐ Check if Transferee will take delivery of a beneficial interest in the AI Global Note or a Restricted Definitive Note in reliance on Rule 501(a) of under the Securities Act. The Transfer is being effected in reliance on Rule 501(a) under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that (a) the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an “accredited investor” as defined in Rule 501(a) under the Securities Act and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and (b) has furnished to the Company and the Trustee a signed certificate containing certain representations and agreements (the form of which certificate can be obtained from the Trustee). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the AI Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
3.    ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
4.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A, Regulation S or Rule 501(a) under the Securities Act. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or

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(b)    ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
5.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
____________________________________
[Insert Name of Transferor]

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By:    ________________________________
Name:
Title:
Dated: ______________

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ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ☐    a beneficial interest in the:
(i)    ☐    144A Global Note (CUSIP_______), or
(ii)    ☐    AI Global Note (CUSIP_______), or
(iii)    ☐    Regulation S Global Note (CUSIP_____), or
(b)    ☐    a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE OF (a), (b) OR (c)]
(a)    ☐    a beneficial interest in the:
(i)    ☐    144A Global Note (CUSIP_______), or
(ii)    ☐    AI Global Note (CUSIP_______), or
(iii)    ☐    Regulation S Global Note (CUSIP_____), or
(iv)    ☐    Unrestricted Global Note (CUSIP______); or
(b)    ☐    a Restricted Definitive Note; or
(c)    ☐    an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Xerium Technologies, Inc.
14101 Capital Boulevard
Youngsville, North Carolina 27596
Attention: General Counsel
U.S. Bank National Association
214 North Tryon Street, 27th Floor
Charlotte, NC 28202
Attention: Corporate Trust Services—Xerium Technologies, Inc.
Re:    9.500% Senior Secured Notes due 2021
Reference is hereby made to the Indenture, dated as of August 9, 2016 (the “Indenture”), among Xerium Technologies, Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (“you”). Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.
_________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)    ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] □ 144A Global Note, □ AI Global Note, □ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
____________________________________
[Insert Name of Transferor]
By:    ________________________________
Name:
Title:
Dated: ______________

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EXHIBIT D
FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
TRANSFERS TO NON-QIB ACCREDITED INVESTORS
Xerium Technologies, Inc.
14101 Capital Boulevard
Youngsville, North Carolina 27596
Attention: General Counsel
U.S. Bank National Association
214 North Tryon Street, 27th Floor
Charlotte, NC 28202
Attention: Corporate Trust Services—Xerium Technologies, Inc.
Re:    9.500% Senior Secured Notes due 2021
Reference is hereby made to the Indenture, dated as of August 9, 2016 (the “Indenture”), among Xerium Technologies, Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (“you”). Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.
________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________ in such Note[s] or interests (the “Transfer”), to_______________________ (the “Transferee”), as further specified in Annex A hereto.

In connection with the Transfer, the Transferee hereby certifies that:

1.    We have received a copy of the Offering Memorandum (the “Offering Memorandum”), dated July 26, 2016, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled “Notice to Investors” of the Offering Memorandum.
2.    We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of August 9, 2016 relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
3.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the expiration of the applicable holding period with respect to restricted securities set forth in Rule 144 under the Securities Act, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in

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accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an “accredited investor” (as defined below); provided that, prior to such transfer, the transferee furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) pursuant to offers and sales to non-U.S. persons that occur outside the United States in accordance with Regulation S under the Securities Act, (v) pursuant to a registration statement that has been declared effective under the Securities Act or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act, subject, in each of the foregoing cases, to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and, in each case, in compliance with applicable securities laws of any U.S. state or any other applicable jurisdiction and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.
4.    Either (i) we are not acquiring or holding such Note or an interest therein with the assets of (A) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (B) a “plan” that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (C) a governmental, church, non-U.S. or other plan subject to any U.S. federal, state, local, non-U.S. or other laws or similar laws or (D) entities whose underlying assets are considered to include “plan assets,” pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, of such employee benefit plans or plans or otherwise or (ii) the acquisition and holding of such note by the purchaser, throughout the period that it holds such note and the disposition of such note or an interest therein will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of similar laws.
5.    We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
6.    We are an “accredited investor” (as defined in Rule 501(a) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.
7.    We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion.
8.    We are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
[____________________________________
[Insert Name of Transferee]
By:]    ________________________________
Name:
[Title:]
Dated: ______________

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ANNEX A TO
CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
TRANSFERS TO NON-QIB ACCREDITED INVESTORS
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ☐    a beneficial interest in the:
(i)    ☐    144A Global Note (CUSIP_______), or
(ii)    ☐    AI Global Note (CUSIP_______), or
(iii)    ☐    Regulation S Global Note (CUSIP_____), or
(b)    ☐    a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE OF (a), (b) OR (c)]
(a)    ☐    a beneficial interest in the:
(i)    ☐    144A Global Note (CUSIP_______), or
(ii)    ☐    AI Global Note (CUSIP_______), or
(iii)    ☐    Regulation S Global Note (CUSIP_____), or
(iv)    ☐    Unrestricted Global Note (CUSIP______); or
(b)    ☐    a Restricted Definitive Note; or
(c)    ☐    an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

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EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [_______], 20[______], among [_______] (the “Guaranteeing Subsidiary”), a Restricted Subsidiary of Xerium Technologies, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 9, 2016, providing for the issuance of an unlimited aggregate principal amount of 9.500% Senior Secured Notes due 2021 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary will execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary will unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.
2.    Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.
3.    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
4.    Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

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6.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.
7.    Trustee Makes No Representation. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
[NAME OF GUARANTEEING SUBSIDIARY]

By:    ____________________________
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:    ____________________________
Name:
Title:

EXHIBIT F
FORM OF LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT

EXHIBIT G
FORM OF MORTGAGE

EXHIBIT H
FORM OF PLEDGE AND SECURITY AGREEMENT

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